                                                                    Exhibit 10.3


                 SECURITIES PURCHASE AND CONTRIBUTION AGREEMENT



                                  BY AND AMONG


                                DE&S HOLDING CO.

                              DOLLAR EXPRESS, INC.

                                  BERNARD SPAIN

                                  MURRAY SPAIN

                  GLOBAL PRIVATE EQUITY III LIMITED PARTNERSHIP

                     ADVENT PGGM GLOBAL LIMITED PARTNERSHIP

                   ADVENT PARTNERS GPE III LIMITED PARTNERSHIP

                ADVENT PARTNERS (NA) GPE III LIMITED PARTNERSHIP

                       ADVENT PARTNERS LIMITED PARTNERSHIP

                GUAYACAN PRIVATE EQUITY FUND LIMITED PARTNERSHIP

                                       and

                         DOLLAR EXPRESS INVESTMENT, LLC



                          Dated as of February 3, 1999

                 SECURITIES PURCHASE AND CONTRIBUTION AGREEMENT

                             -----------------------

                                TABLE OF CONTENTS

                             -----------------------

BACKGROUND................................................................................................. 1

ARTICLE I - DEFINITIONS.................................................................................... 3

ARTICLE II - PURCHASE, SALE AND CONTRIBUTION...............................................................11
     2.1.   Sale, Purchase and Delivery of Stock...........................................................11
     2.2.   Purchase Price.................................................................................11
     2.3.   Contribution...................................................................................11

ARTICLE III - THE CLOSING..................................................................................12
     3.1.   Closing Date...................................................................................12
     3.2.   Deliveries by the Company to the Purchaser.....................................................12
     3.3.   Deliveries by Dollar Express to the Purchaser..................................................13
     3.4.   Deliveries by the Purchaser to the Company.....................................................13
     3.5.   Deliveries by the Management Shareholders to the Company.......................................14
     3.6.   Deliveries by the Company to the Management Shareholders.......................................14
     3.7.   Deliveries by Dollar Express to the Management Shareholders....................................14
     3.8.   Additional Deliveries..........................................................................14
     3.9.   Purchase Price Adjustment......................................................................14

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE COMPANY,
DOLLAR EXPRESS AND THE MANAGEMENT SHAREHOLDERS.............................................................16
     4.1.   Organization and Good Standing.................................................................16
     4.2.   Authorization..................................................................................16
     4.3.   Capitalization.................................................................................17
     4.4.   Sale of Shares of Capital Stock; Offering Exemption............................................18
     4.5.   Subsidiaries...................................................................................19
     4.6.   Consents.......................................................................................19
     4.7.   Litigation.....................................................................................19
     4.8.   Compliance with Law............................................................................19
     4.9.   Title to Assets................................................................................20
     4.10.  Other Representations Regarding Dollar Express' Assets and Liabilities.........................20
     4.11.  Financial Statements...........................................................................22
     4.12.  No Undisclosed Liabilities.....................................................................22
     4.13.  Absence of Certain Developments................................................................22
     4.14.  Material Contracts.............................................................................25
     4.15.  Product Warranties.............................................................................27
     4.16.  Product Liabilities............................................................................27

     4.17.  Insurance......................................................................................27
     4.18.  Transactions with Affiliates...................................................................27
     4.19.  Employee Relations.............................................................................28
     4.20.  ERISA Matters..................................................................................29
     4.21.  Environmental Laws.............................................................................32
     4.22.  Brokers........................................................................................34
     4.23.  Substantial Suppliers..........................................................................34
     4.24.  No Illegal Payments............................................................................34
     4.25.  Year 2000 Compliance...........................................................................35
     4.26.  The Company's Activities.......................................................................35
     4.27.  Disclosure.....................................................................................35

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER................................................35
     5.1.   Organization and Good Standing.................................................................36
     5.2.   Authorization..................................................................................36
     5.3.   Consents.......................................................................................37
     5.4.   Litigation.....................................................................................37
     5.5.   Brokers........................................................................................37
     5.6.   Investment Intent of the Purchaser.............................................................37
     5.7.   Disclosure.....................................................................................38

ARTICLE VI - CERTAIN COVENANTS AND OTHER MATTERS...........................................................38
     6.1.   Confidentiality Agreement......................................................................38
     6.2.   Restriction on Certain Discussions and Actions.................................................38
     6.3.   Conduct of Business............................................................................39
     6.4.   Conduct of the Company.  ......................................................................41
     6.5.   Notice of Certain Events.  ....................................................................42
     6.6.   Cooperation; Access to Books and Records.......................................................42
     6.7.   Best Efforts...................................................................................43
     6.8.   Amendment to Articles of Incorporation.........................................................43
     6.9.   Offer of Employment............................................................................44
     6.10.  Restructuring..................................................................................44

ARTICLE VII - TAX RELATED MATTERS..........................................................................44
     7.1.   S Elections....................................................................................44
     7.2.   Tax Liability in Year of Closing...............................................................46
     7.3.   Covenants Regarding Distributions..............................................................46
     7.4.   1998 Tax Distribution..........................................................................46
     7.5.   Purchaser Indemnifications. ...................................................................46
     7.6.   Management Shareholders' Indemnifications......................................................47
     7.7.   Tax Contest....................................................................................48

ARTICLE VIII - CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS.........................................48
     8.1.   Representations, Warranties and Covenants......................................................49
     8.2.   Opinion of the Company's Counsel...............................................................49
     8.3.   Delivery of Documents..........................................................................49

     8.4.   Bank Debt......................................................................................49
     8.5.   Other Conditions Precedent to the Purchaser's Obligations......................................50

ARTICLE IX - CONDITIONS PRECEDENT TO THE COMPANY'S, DOLLAR
EXPRESS' AND THE MANAGEMENT SHAREHOLDERS' OBLIGATIONS......................................................51
     9.1.   Representations, Warranties and Covenants......................................................51
     9.2.   Bank Debt......................................................................................52
     9.3.   Other Conditions Precedent to the Company's Obligations........................................52

ARTICLE X - INDEMNIFICATION AND RELATED MATTERS............................................................52
     10.1.  By the Management Shareholders.................................................................52
     10.2.  By the Purchaser...............................................................................53
     10.3.  Limitation on Indemnification Liabilities......................................................53
     10.4.  Survival of Representations, Warranties and Covenants..........................................54
     10.5.  Notice of Indemnification......................................................................54
     10.6.  Indemnification Procedure for Third-Party Claims...............................................54
     10.7.  Payment of Indemnification Amounts.............................................................55
     10.8.  Management Shareholders' Claims Against the Company............................................56
     10.9.  Indemnity by Purchaser Entities................................................................56

ARTICLE XI - TERMINATION...................................................................................56
     11.1.  Termination....................................................................................56
     11.2.  Effect of Termination..........................................................................57
     11.3.  Expenses If No Closing.........................................................................57

ARTICLE XII - MISCELLANEOUS................................................................................57
     12.1.  Appointment of Directors.......................................................................57
     12.2.  Additional Restructuring.......................................................................58
     12.3.  Entire Agreement...............................................................................58
     12.4.  Specific Performance.  ........................................................................58
     12.5.  Governing Law..................................................................................58
     12.6.  Transfer Taxes.................................................................................58
     12.7.  Expenses.......................................................................................58
     12.8.  Public Announcements...........................................................................59
     12.9.  Notices........................................................................................59
     12.10. Severability...................................................................................61
     12.11. Binding Effect; Successors and Assigns.........................................................61
     12.12. Entire Agreement...............................................................................61
     12.13. Interpretation.................................................................................61
     12.14. Amendments.....................................................................................61
     12.15. Counterparts...................................................................................62


                 SECURITIES PURCHASE AND CONTRIBUTION AGREEMENT


                  THIS SECURITIES PURCHASE AND CONTRIBUTION AGREEMENT (this "Agreement") is made and entered into as of the 3rd day of February, 1999, by and among the following parties:

                  o DE&S Holding Co., a Pennsylvania corporation (the
"Company");

                  o Dollar Express, Inc., a Pennsylvania corporation ("Dollar Express");

                  o Bernard Spain and Murray Spain (collectively, the "Management Shareholders");

                  o Global Private Equity III Limited Partnership, a Delaware limited partnership ("GPE III");

                  o Advent PGGM Global Limited Partnership, a Delaware limited partnership ("AG-PGGM");

                  o Advent Partners GPE III Limited Partnership, a Delaware limited partnership ("AP-GPEIII");

                  o Advent Partners (NA) GPE III Limited Partnership, a Delaware limited partnership ("AP-NA");

                  o Advent Partners Limited Partnership, a Delaware limited partnership ("APLP" and together with GPEIII, AG-PGGM, AP-GPEIII and AP-NA, the "Advent Entities");

                  o Guayacan Private Equity Fund Limited Partnership, a Delaware limited partnership ("Guayacan"); and

                  o Dollar Express Investment, LLC, a North Carolina limited liability company ("DEI" and together with the Advent Entities and Guayacan, the "Purchaser," in the proportions described in Exhibit A hereto).


                                   BACKGROUND

                  A. Dollar Express operates large format dollar stores in the eastern United States (the "Dollar Express Stores") and traditional card and gift shops in the Philadelphia region (the "Spain's Cards Stores", and with the Dollar Express Stores, collectively, the "Business"). The Company is a holding company which was incorporated by the Management Shareholders to effectuate the Contemplated Transactions. As of the date of this Agreement, the Management Shareholders collectively own all of the issued and outstanding shares of stock of the Company and Dollar Express.

                  B. Prior to Closing, the Management Shareholders desire (i) to recapitalize the Company and Dollar Express through a distribution to shareholders by Dollar Express and the repayment of existing debt and (ii) to reorganize the entities by contributing all of the stock of Dollar Express to the Company in exchange for an aggregate of 6,470,000 shares of the Company's issued and outstanding Common Stock, $.01 par value per share (the "Company Common Stock") in a transaction intended to qualify under Section 351 of the Code (as defined in Article I) (collectively, the "Restructuring").

                  C. The Purchaser desires to acquire a minority interest in the Company, and the Company and the Management Shareholders desire that the Purchaser acquire such interest, substantially in accordance with the procedures set forth in this Background Section and upon the terms and conditions set forth in this Agreement.

                  D. On January 1, 1999, Dollar Express declared and paid by means of two (2) promissory notes (the "Notes") a dividend to the Management Shareholders, pro rata with their ownership interest, in an amount equal to, in the aggregate, Fifty-Five Million Dollars ($55,000,000) plus one- half (1/2) of Dollar Express' cash available on January 15, 1999 after payment of certain expenses.

                  E. At Closing, the Company and Dollar Express will enter into a credit facility for up to Forty Million Dollars ($40,000,000) from a syndicate of senior lenders and will use a portion of the proceeds therefrom (the "Borrowings"), together with all or a portion of the Purchase Price set forth herein, to (i) satisfy the Notes, (ii) to repay the Company's existing indebtedness for borrowed money (approximately Four Million Dollars ($4,000,000) as of the date hereof), (iii) pay costs associated with the Contemplated Transactions, and (iv) provide for general working capital for the Company and Dollar Express.

                  F. At Closing, the Purchaser will purchase from the Company an aggregate of 3,530,000 shares of newly issued Series A convertible preferred stock of the Company for an aggregate purchase price of Thirty-Four Million Dollars ($34,000,000), such stock having the designations set forth on the Designation Statement attached hereto as Exhibit B and to be convertible into shares of the Company Common Stock (the "Series A Preferred Shares"), such Series A Preferred Shares to be issued in the proportions set forth in Exhibit A hereto.

                  G. At Closing, the Purchaser will also purchase from the Company for an aggregate purchase price of One Million Dollars ($1,000,000) warrants to purchase, in the aggregate, up to four percent (4%) of the outstanding shares of Company Common Stock (as calculated therein) each in the form of Exhibit C attached hereto, such warrants to be issued in the proportions set forth in Exhibit A hereto (the "Liquidity Event Warrants").

                  NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements hereinafter set forth, and upon the terms and subject to the conditions hereinafter set forth, the Company, Dollar Express, the Management Shareholders and the Purchaser, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Accounting Referee" has the meaning set forth in Section 3.9(c) hereof.

                  "Adjustment Percentage" means that percentage of the outstanding Company Common Stock, determined on a fully-diluted basis, ("x"), determined by the following formula:

                         126.15 - [(12.5-A) x 10.09] - B
           x = 100 / [ ------------------------------------- ] - 35.3
                                       35

    Where:
           A =    Final Closing EBITDA divided by 1,000,000

           B = The amount of the Borrowings drawn on the Closing Date divided by 1,000,000

                  "Advent Entities" has the meaning set forth in the recitals hereof.

                  "Affiliate" of a Person means any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to elect a majority of the board of directors (or other governing body) or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise and, in any event and without limiting the generality of the foregoing, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

                  "Agreement" has the meaning set forth in the recitals hereof.

                  "Benefit Plan" means any Plan established by Dollar Express, or any predecessor of Dollar Express, to which Dollar Express contributes or has contributed on behalf of any Employee, or under which any Employee, or any beneficiary thereof, is covered, is eligible for coverage or has benefit rights, or for which Dollar Express has any Liability.

                  "Borrowings" has the meaning set forth in the recitals hereof.

                  "Business" has the meaning set forth in the recitals hereof.

                  "C Year" means the taxable period or periods on and after the Closing Date when Dollar Express and the Company are taxable as C corporations.

                  "Claim" means any written demand, claim, complaint, suit, action, cause of action, proceeding or notice by any Person, including any Environmental Claim, alleging actual or potential Liability for any Loss, including any Environmental Loss, or alleging any Default under any Law, Contract, License, Permit, or Benefit Plan.

                  "Closing" means the consummation of the securities purchase contemplated by this Agreement.

                  "Closing Date" means the date on which the Closing occurs.

                  "Closing EBITDA" means the EBITDA of the Company as of December 31, 1998, as shown in the Purchaser's calculation delivered pursuant to
Section 3.9(a).

                  "Closing Financial Statements" has the meaning set forth in
Section 3.9(a) hereof.

                  "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" has the meaning set forth in the recitals hereof.

                  "Company Articles Amendment" means the amendment to the Company's articles of incorporation necessary to authorize the issuance of the Series A Preferred Shares, effective upon acceptance for filing by the Secretary of State of the Commonwealth of Pennsylvania.

                  "Company Common Stock" has the meaning set forth in the recitals hereof.

                  "Company Documents" means each agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Company, Dollar Express or the Management Shareholders in connection with the consummation of the Contemplated Transactions other than this Agreement.

                  "Confidential Information" shall mean (i) with respect to any party to this Agreement, all financial, technical, commercial or other information disclosed by a party (the "Discloser") to another party (the "Recipient") in connection with the Contemplated Transactions and (ii) each of the terms, conditions and other provisions contained in this Agreement and the agreements or documents to be delivered pursuant to this Agreement. Notwithstanding the preceding sentence, the definition of Confidential Information shall not include any information that (A) is in the public domain at the time of disclosure to the Recipient or becomes part of the public domain after such disclosure through no fault of the Recipient, (B) is already in the possession of the Recipient at the time of disclosure to such Recipient, (C) is disclosed to a party by any Person other than a party to this Agreement;

provided, that the party to whom such disclosure has been made does not have actual knowledge that such Person is prohibited from disclosing such information (either by reason of contract or legal or fiduciary obligation), (D) is developed independently by any party without the use of any Confidential Information or (E) is required to be disclosed under Law or Court Order (provided that prompt notice of such disclosure will be given as far in advance as reasonably possible to Discloser).

                  "Contemplated Transactions" means the transactions contemplated by this Agreement and all documents to be executed pursuant to this Agreement.

                  "Contract" means any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, guarantee, license, franchise, insurance policy, commitment or other arrangement or agreement, and all rights and remedies thereunder.

                  "Damages" means all claims, actions, losses, damages, costs, expenses, taxes, interest, penalties, fines, suits, judgments, orders, liens, obligations and liabilities (including, without limitation, reasonable attorneys' fees and reasonable consultants, accountants and expert witnesses' fees incident to the foregoing).

                  "Default" means (a) a violation, breach or default, (b) the occurrence of an event which with the passage of time or the giving of notice or both would constitute a violation, breach or default, or (c) the occurrence of an event that (with or without the passage of time or the giving of notice or both) would give rise to a right of damages, specific performance, termination, renegotiation or acceleration (including the acceleration of payment).

                   "DEI" has the meaning set forth in the recitals hereof.

                  "Designation Statement" means the Designation Statement for the Series A Preferred Shares attached hereto as Exhibit B.

                  "Dollar Express Articles Amendment" means the amendment to Dollar Express' articles of incorporation necessary to redesignate the Dollar Express Stock, effective upon acceptance for filing by the Secretary of State of the Commonwealth of Pennsylvania.

                  "Dollar Express Stock" has the meaning set forth in Section
4.3 hereof.

                  "Dollar Express Stores" has the meaning set forth in the recitals hereof.

                  "EBITDA" means the amount of earnings before interest, taxes, depreciation and amortization, each determined in accordance with GAAP.

                  "Effective Date" means close of business on the day prior to the Closing Date.

                  "Employee Benefit Plan" has the meaning set forth in Section 3(3) of ERISA.

                  "Employees" means all persons employed in the Business on the day immediately prior to the Closing Date, including any persons on disability, sick leave or authorized leave of absence from the Business.

                  "Environmental Claim" means any Claim arising out of, related to or in connection with the use, treatment, removal, storage, disposal, presence, migration, transport, handling, manufacture, possession, distribution, or the actual or threatened emission, injection, escape, dumping, spill, leak, discharge or release of Hazardous Materials.

                  "Environmental Laws" means all federal, state and local laws and regulations relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C.A. ss.ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.A. ss.ss. 6901 et seq., the Clean Water Act, 33 U.S.C.A. ss.ss. 1251 et seq., the Clean Air Act 42 U.S.C.A. ss.ss. 7401 et seq., the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., and laws and regulations relating to emissions, spills, leaks, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, possession, distribution, use, treatment, storage, disposal, presence, transport or handling of Hazardous Materials.

                  "Environmental Loss" means any Liability arising out of, related to or in connection with the use, treatment, removal, storage, disposal, presence, migration, transport, handling, manufacture, possession, distribution, or the actual or threatened emission, injection, escape, dumping, spill, leak, discharge or release of Hazardous Materials, including potential or actual liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties.

                  "Equipment" means the furniture, fixtures, machinery, equipment, motor vehicles, office equipment, computers and replacement parts currently used in the operation of the Business.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means, as to any person, any trade or business, whether or not incorporated, which together with such person would be deemed, at any time through the Closing Date, a single employer within the meaning of Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code.

                  "Exhibit" means any of the lettered exhibits to this Agreement.

                  "Final Closing EBITDA" means Closing EBITDA (a) as shown in the Purchaser's calculation delivered pursuant to Section 3.9(a), if no notice of disagreement with respect thereto is duly delivered pursuant to Section 3.9(b); or (b) if such a notice of disagreement is delivered, (i) as agreed by the Purchaser and the Management Shareholders pursuant to Section 3.9(c) or (ii) in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 3.9(c).

                  "Financial Statements" has the meaning set forth in Section
4.11 hereof.

                  "Financial Statement Date" means December 31, 1997.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

                  "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality thereof, or any court or arbitrator (public or private).

                  "Group Health Plan" means a group health plan, as defined in
Section 5000(b)(1) of the Code.

                  "Guayacan" has the meaning set forth in the recitals hereof.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

                  "Hazardous Materials" means all explosive or regulated radioactive materials or substances, hazardous or toxic substances, reactive, corrosive, carcinogenic, flammable or hazardous pollutant or other substance, wastes or chemicals, petroleum or petroleum distillates, natural gas or synthetic gas, asbestos or asbestos containing materials and all other materials or chemicals regulated pursuant to any Environmental Laws, including any "hazardous substance" or "hazardous waste" as defined in Environmental Laws, materials listed in 49 C.F.R. ss.172.101, materials defined as hazardous pursuant to Section 101(14) of CERCLA, and special nuclear or by-product material as defined by the Atomic Energy Act of 1954, 42 U.S.C.A. ss. 3011 et seq. and the regulations promulgated thereto.

                  "Indemnitee" has the meaning set forth in Section 10.5 hereof.

                  "Indemnitor" has the meaning set forth in Section 10.5 hereof.

                  "Initial Balance Sheet" means the audited balance sheet of the Business at the Financial Statement Date, attached hereto as a part of Schedule 4.11.

                  "Intangible Assets" means (i) all patents, copyrights, trade names, trademarks, service marks and names (registered and unregistered), and applications and registrations therefor; (ii) all research, development and commercially practiced processes, trade secrets, know-how, inventions, and engineering and other technical information; (iii) all computer programs, software and data bases, in each case, owned by or licensed to Dollar Express; and (iv) all information, drawings, specifications, designs, plans, financial, marketing and business data and plans, other proprietary, confidential or intellectual information or property and all copies and embodiments thereof in whatever form or medium.

                  "Inventory" means all inventories of goods held for sale by Dollar Express.

                  "Issued Dollar Express Shares" has the meaning set forth in
Section 4.3 hereof.

                  "Labor Act" means the Labor Management Relations Act, and the rules and regulations promulgated thereunder.

                  "Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline.

                  "Legal Proceeding" means any judicial, administrative or arbitral action, suit, proceeding (public or private), claim or governmental proceeding.

                  "Lender" means the lender of the Borrowings.

                  "Liabilities" means all indebtedness, obligations and other liabilities, whether direct or indirect, and any loss, damage (including direct, incidental, consequential and special damages), cost, deficiency, Lien, penalty, fine, cost or expense (including any litigation expenses), or any diminution in value of any real or personal property, or contingent liability, loss contingency, unpaid expense, claim, guaranty or endorsement (other than endorsements for deposits or collection of checks in the ordinary course of business) of or by any Person whether or not ascertainable.

                  "Licenses" means all licenses, permits, authorizations, approvals, franchises, rights, orders, variances (including zoning variances), easements, rights of way, and similar consents or certificates granted or issued by any Person, other than a Governmental Body, relating to the Business.

                  "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

                  "Liquidity Event Warrants" has the meaning set forth in the recitals hereof.

                  "Management Shareholders" has the meaning set forth in the recitals hereof.

                  "Material Adverse Effect" means any material adverse effect on, or any effect, condition, event, or circumstance that has resulted or could reasonably be expected to result in a material and adverse change in, the business, properties, assets, condition (financial or otherwise), results of operations or Liabilities of the Company and Dollar Express, taken as a whole.

                  "Material Contracts" has the meaning set forth in Section 4.14 hereof.

                  "Maximum Amount" has the meaning set forth in Section 10.3 hereof.

                  "1998 Distribution" has the meaning set forth in Section 7.3 hereof.

                  "Notes" has the meaning set forth in the recitals hereof.

                  "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award issued, granted, imposed or promulgated by a Governmental Body.

                  "Outside Closing Date" has the meaning set forth in Section 11.1(b) hereof.

                  "Pension Plan" means any employee pension benefit plan as defined in Section 3(2) of ERISA.

                  "Permit" means any written approval, authorization, consent, franchise, license, permit, variance, registration or certificate issued or granted by any Governmental Body.

                  "Permitted Exceptions" means (i) statutory Liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings; (ii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business that are not in the aggregate material to the Business or the assets of Dollar Express; (iii) zoning, entitlement and other land use regulations by Governmental Bodies, provided that such regulations have not been violated; (iv) Liens set forth in
Schedule 4.9 hereto; (v) Liens in favor of the Lender; (vi) deposits under workers compensation, unemployment insurance, social security or similar Laws; and (vii) such other imperfections in title, charges, easements, restrictions and encumbrances of public record which do not in the aggregate have a Material Adverse Effect or do not materially interfere with the ownership, use, value, operation or marketability of the affected property.

                  "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Body.

                  "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation or holiday pay, day or dependent care, legal services, cafeteria, life, health, accident, sickness, disability, workmen's compensation, medical, life, dental or other insurance, severance, separation or other employee benefit, fringe benefit, plan, program, trust, contract, practice, policy or arrangement of any kind, whether written or oral, including any "employee benefit plan" within the meaning of Section 3(3) of ERISA whether or not in the nature of formal or informal understandings and whether or not included in or described in any employment manual or handbook.

                  "Prohibited Transaction" means a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA respectively.

                  "Purchaser" has the meaning set forth in the recitals hereof.

                  "Purchaser Documents" means each agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Purchaser in connection with the consummation of the Contemplated Transactions other than this Agreement.

                  "Purchaser Representatives" has the meaning forth in Section
6.2 hereof.

                  "Restructuring" has the meaning set forth in the recitals hereof.

                  "S Election Date" has the meaning set forth in Section 7.1 hereof.

                  "S Year" means the taxable period or periods prior to the Closing Date when Dollar Express was taxable for federal income tax purposes as an S corporation.

                  "Schedule" means any of the numbered schedules to this Agreement.

                  "Securities" has the meaning set forth in Section 4.3 hereof.

                  "Series A Preferred Shares" has the meaning set forth in the recitals hereof.

                  "Spain's Cards Stores" has the meaning set forth in the recitals hereof.

                  "Taxes" means all federal, state, local and foreign income, property and sales taxes and tariffs and all charges, fees, levies or other assessments whether federal, state, local or foreign based upon or measured by income, capital, net worth or gain and any other tax including but not limited to all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, withholding, payroll, employment, social security, unemployment, FICA, FUTA, excise, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever including all interest and penalties thereon, and additions to tax or additional amounts imposed or charged by any Governmental Body.

                  "Third Party Leased Real Property" means real property occupied by Dollar Express as a store which is owned or leased by a Person not related to or an Affiliate of either of the Management Shareholders or a family member thereof.

                  "Threshold Amount" has the meaning set forth in Section 10.3 hereof.

                  "WARN" means the federal Worker Adjustment and Retraining Notification Act.


                                   ARTICLE II
                         PURCHASE, SALE AND CONTRIBUTION

                  2.1. Sale, Purchase and Delivery of Stock. On the terms and subject to the conditions hereinafter set forth in this Agreement, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, on the Closing Date, the Series A Preferred Shares and the Liquidity Event Warrants.

                  2.2. Purchase Price. The aggregate purchase price for the Series A Preferred Shares shall be Thirty-Four Million Dollars ($34,000,000) and the aggregate purchase price for the Liquidity Event Warrants shall be One Million Dollars ($1,000,000), each payable to the Company in cash at the Closing.

                  2.3. Contribution. At or prior to Closing, the Management Shareholders shall contribute all of the stock of Dollar Express to the Company in exchange for an aggregate of 6,470,000 shares of Company Common Stock.


                                   ARTICLE III
                                   THE CLOSING

                  3.1. Closing Date. Closing of the Contemplated Transactions shall be effective as of the Effective Date, and shall take place on the fifth
(5th) business day after the day on which the conditions to Closing set forth herein have been satisfied or are waived by the party entitled to the benefit of the condition being waived, at 10:00 a.m. at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, Philadelphia, PA, or at such other place and at such other time and date as may be mutually agreed upon by the parties hereto, but in no event later than the Outside Closing Date.

                  3.2. Deliveries by the Company to the Purchaser. Subject to the fulfillment of each of the conditions set forth in Article IX, except such conditions as may be waived by the parties at the Closing, the Company shall deliver, or shall cause to be delivered, to the Purchaser the following:

                       (a) the Company Articles Amendment, authorizing the issuance of the Series A Preferred Shares in the form of the Designation Statement, and evidence of filing thereof;

                       (b) certificates representing the Series A Preferred Shares and the Liquidity Event Warrants;

                       (c) the certificates required by Section 8.1(c) hereof;

                       (d) the legal opinion required by Section 8.2 hereof;

                       (e) the Investor Rights Agreement and Registration Rights Agreement, required by Section 8.3 hereof;

                       (f) resolutions duly adopted by the Board of Directors of the Company authorizing the Restructuring and the transactions which are the subject of this Agreement;

                       (g) certificates issued by appropriate governmental authorities evidencing, as of a recent date, the good standing and tax status of the Company in the states in which it is incorporated and qualified;

                       (h) a copy of the By-laws, including all amendments thereto, of the Company, certified by its Secretary;

                       (i) the consent of any third party required for the consummation by the Company of the Contemplated Transactions; and

                       (j) the other agreements, instruments and documents referred to in Article VIII hereof and such other agreements, instruments and documents as the Purchaser or its counsel may reasonably request.

                  3.3. Deliveries by Dollar Express to the Purchaser. Subject to the fulfillment of each of the conditions set forth in Article IX, except such conditions as may be waived by the parties at the Closing, Dollar Express shall deliver, or shall cause to be delivered, to the Purchaser the following:

                       (a) the Dollar Express Articles Amendment, redesignating the Dollar Express Stock, and evidence of filing thereof;

                       (b) the Employment Agreements required by Section 8.3 hereof;

                       (c) the certificate required by Section 8.1(c) hereof;

                       (d) the legal opinion required by Section 8.2 hereof;

                       (e) resolutions duly adopted by the Board of Directors of Dollar Express authorizing the Restructuring and the transactions which are the subject of this Agreement;

                       (f) certificates issued by appropriate governmental authorities evidencing, as of a recent date, the good standing and tax status of Dollar Express in the states in which it conducts the Business;

                       (g) a copy of the By-laws, including all amendments thereto, of Dollar Express, certified by its Secretary;

                       (h) the consent of any third party required for the consummation by Dollar Express of the Contemplated Transactions; and

                       (i) the other agreements, instruments and documents referred to in Article VIII hereof and such other agreements, instruments and documents as the Purchaser or its counsel may reasonably request.

                  3.4. Deliveries by the Purchaser to the Company. Subject to the fulfillment of each of the conditions set forth in Article VIII, except such conditions as may be waived by the parties at the Closing, the Purchaser shall deliver, or cause to be delivered, to the Company, Dollar Express and the Management Shareholders the following:

                       (a) immediately available funds in the aggregate amount of Thirty- Five Million Dollars ($35,000,000) by wire transfer as provided in
Section 2.2 hereof;

                       (b) the certificates referred to in Section 9.l(c) hereof signed by duly authorized officers of the Purchaser;

                       (c) the other agreements, instruments and documents referred to in Article IX hereof and such other agreements, instruments and documents as the Company, Dollar Express, the Management Shareholders or their counsel may reasonably request.

                  3.5. Deliveries by the Management Shareholders to the Company. Subject to the fulfillment of each of the conditions set forth in Article VIII, except such conditions as may be waived by the parties at the Closing, the Management Shareholders shall deliver, or cause to be delivered, to the Company the following:

                       (a) stock certificates, representing the Issued Dollar Express Shares; and

                       (b) duly executed stock transfer powers, transferring the Issued Dollar Express Shares to the Company.

                  3.6. Deliveries by the Company to the Management Shareholders. Subject to the fulfillment of each of the conditions set forth in Article VIII, except such conditions as may be waived by the parties at the Closing, the Company shall deliver, or cause to be delivered, to the Management Shareholders stock certificates representing, in the aggregate, 6,470,000 shares of Company Common Stock.

                  3.7. Deliveries by Dollar Express to the Management Shareholders. Immediately following the completion of the deliveries at the Closing, Dollar Express shall cause the Notes to be satisfied in full.

                  3.8. Additional Deliveries. At Closing, the Company shall pay to Advent International Corporation, a Delaware corporation, in immediately available funds the aggregate amount of Three Hundred and Fifty Thousand Dollars ($350,000) by wire transfer.

                  3.9. Purchase Price Adjustment.

                       (a) As promptly as practicable, but no later than sixty
(60) days, after the Closing Date, the Purchaser shall prepare and deliver to the Management Shareholders an audited income statement and balance sheet of the Company as of December 31, 1998 (the "Closing Financial Statements"), together with a certificate, signed by the Purchaser, based on such Closing Financial Statements setting forth the Purchaser's calculation of Closing EBITDA. The Management Shareholders and the Company will fully cooperate with the Purchaser and its accountants, PricewaterhouseCoopers LLP, in connection with the preparation of the Closing Financial Statements. The Purchaser will, and will request PricewaterhouseCoopers LLP to, make available to the Management Shareholders copies of all customary accounting work papers in their respective possession that were prepared in connection with the preparation of the Closing Financial Statements and the calculation of Closing EBITDA. The Closing Financial Statements shall be accompanied by a special purpose report of PricewaterhouseCoopers LLP and shall fairly present the results of operations of the Company as of the Effective Date in accordance with GAAP, applied on a basis consistent with most recent previous application by the Company in audited financial statements.

                       (b) If the Management Shareholders disagree with the Purchaser's calculation of Closing EBITDA, the Management Shareholders may, within twenty (20) days after delivery of the Closing Financial Statements, deliver a notice to the Purchaser disagreeing with such calculation and setting forth the Management Shareholders' calculation of such amount, which calculation shall be made in accordance with GAAP. Any such notice of disagreement shall specify those items or amounts as to which the Management Shareholders disagree, and the Management Shareholders shall be deemed to have agreed with all other items and amounts contained in the Closing Financial Statements and the calculation of Closing EBITDA delivered pursuant to subsection (a). The Management Shareholders and the Company will, and will request Grant Thornton LLP to, make available to the Purchaser copies of all customary accounting work papers in their respective possession that were prepared in connection with the preparation of any notice delivered pursuant to this subsection (b) and the Management Shareholders' calculation of Closing EBITDA.

                       (c) If a notice of disagreement shall be duly delivered pursuant to subsection (b), the Purchaser and the Management Shareholders shall, during the fifteen (15) days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing EBITDA. If, during such period, the Purchaser and the Management Shareholders are unable to reach such agreement, they shall promptly thereafter cause a firm of nationally recognized independent public accountants as may be agreed by the Purchaser and the Management Shareholders (the "Accounting Referee") promptly to review this Agreement and the disputed items or amounts for the purpose of calculating Closing EBITDA. In making such calculation, the Accounting Referee shall conduct its review in accordance with GAAP, applied on a basis consistent with the most recent application by the Company. The Accounting Referee shall deliver to the Purchaser and the Management Shareholders, as promptly as practicable, a report setting forth its calculation of Closing EBITDA. Such report shall be final and binding upon the Purchaser and the Management Shareholders. The cost of such review and report shall be borne equally by the Purchaser and the Management Shareholders.

                       (d) If the Final Closing EBITDA is less than Twelve Million Two Hundred Fifty Thousand Dollars ($12,250,000), then the Company shall amend the Designation Statement, and the Management Shareholders shall cause the Company to amend the Designation Statement, so that the sum of thirty-five and three-tenths percent (35.3%) plus the Adjustment Percentage, expressed as a decimal, is substituted for 0.353 in the definition of "Conversion Factor" in
Article 6 of the Designation Statement, and any other changes necessary to conform provisions in the Designation Statement to the foregoing are also made at that time. In such event, the Series A Preferred Shares received by the Purchaser pursuant to the Contemplated Transactions shall be convertible, in the aggregate, into that number of shares of Company Common Stock equal to 35.3% plus the Adjustment Percentage.


                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY,
                 DOLLAR EXPRESS AND THE MANAGEMENT SHAREHOLDERS

                  The Company, Dollar Express and the Management Shareholders, jointly and severally, hereby represent and warrant to the Purchaser as follows:

                  4.1. Organization and Good Standing. Each of the Company and Dollar Express is a corporation duly organized, subsisting and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement and to consummate the Contemplated Transactions. Each of the Company and Dollar Express is qualified to do business as a foreign corporation in each state in which the failure to qualify would constitute a Material Adverse Effect.

                  4.2. Authorization. Each of the Company and Dollar Express has full corporate power and authority to execute and deliver this Agreement and each of the Company Documents and to perform fully its obligations hereunder and thereunder. This Agreement has been, and each of the Company Documents will be at the Closing, duly executed and delivered by the Company and Dollar Express, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and the Company Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Company and Dollar Express, enforceable against the Company and Dollar Express in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Neither the execution and delivery by the Company, Dollar Express or the Management Shareholders of this Agreement or the Company Documents, nor the consummation by the Company, Dollar Express or the Management Shareholders of the Contemplated Transactions, nor the compliance by the Company, Dollar Express or the Management Shareholders with any of the provisions hereof or thereof, does or will (i) conflict with, or result in the breach of, any provision of the Articles of Incorporation or By-laws of the Company or any provision of the Articles of Incorporation or Bylaws of Dollar Express, (ii) subject to the receipt of the consents set forth in Schedule 4.2 hereto, conflict with, violate, result in the breach or termination of, or constitute a Default (with or without notice or lapse of time, or both) under any Contract, Permit or Order relating to the Business to which any or the Company, Dollar Express or the Management Shareholders is a party or by which any such Person or any of its assets is bound or subject, (iii) constitute a violation of any Law applicable to the Company, Dollar Express or the Management Shareholders, or (iv) result in the creation of any Lien upon any of the Company's or Dollar Express' assets or give rise to any Liability (other than any Lien in favor of, or Liability to, the Lender).

                  4.3. Capitalization.

                       (a) Of the Company. The authorized capital stock of the Company consists of 75,000,000 shares of Company Common Stock and 25,000,000 shares of preferred stock, of which two (2) shares have been issued and are outstanding, free and clear, one (1) each to each of the Management Shareholders as of the date of this Agreement and of which 3,530,000 shares of preferred stock and 6,470,000 shares of Company Common Stock will be issued and outstanding as of the Closing Date. The issued shares of Company Common Stock have been validly issued, fully paid and nonassessable and no share of Company Common Stock has been issued in violation of any preemptive or similar right. Except with respect to the Series A Preferred Shares and Liquidity Event Warrants comprising part of the Contemplated Transactions, (i) the Company has not issued or agreed to issue any other shares of capital stock, (ii) there are no outstanding warrants, options or other rights, commitments, agreements or understandings to purchase or acquire any shares of capital stock or other equity securities of the Company, (iii) there are no outstanding debt securities of the Company convertible into equity securities or otherwise containing equity provisions, (iv) there are no preemptive rights with respect to the issuance or sale of any of the Company's capital stock, and (v) the Company has not reserved any of its authorized capital stock for any purpose. There are no restrictions on the transfer of the capital stock of the Company other than those arising from federal and state securities laws or those which arise by reason of the Contemplated Transactions. The Company has no other understandings or agreements respecting the Company's capital stock or other securities of the Company except as constitute the Contemplated Transactions. All shares of capital stock, options, warrants, notes, bonds or other equity or debt securities ("Securities") which have ever been offered or sold by the Company have been exempt from registration pursuant to the registration provisions of the

Securities Act of 1993, as amended and applicable state securities laws, and no such Securities were registered under any such act or laws.

                       (b) Of Dollar Express. The authorized capital stock of Dollar Express consists of 75 million shares of Common Stock, par value $.01 per share, of which 74 million shares have been designated as voting Common Stock and one million shares have been designated as non-voting Common Stock, and 25 million shares of undesignated Preferred Stock, par value $.01 per share (collectively, the "Dollar Express Stock"). Of these, only 10,000 shares of voting Common Stock and 2,500 shares of non-voting Common Stock have been issued and are outstanding (collectively, the "Issued Dollar Express Shares"). One-half of all of the Issued Dollar Express Shares currently outstanding is owned of record and beneficially by each of the Management Shareholders free and clear. The Issued Dollar Express Shares have been validly issued, fully paid and nonassessable and none of the Issued Dollar Express Shares has been issued in violation of any preemptive or similar right. Except as contemplated by the Restructuring, (i) Dollar Express has not issued or agreed to issue any other Dollar Express Stock, (ii) there are no outstanding warrants, options or other rights, commitments, agreements or understandings to purchase or acquire any shares of Dollar Express Stock or other equity securities of Dollar Express,
(iii) there are no outstanding debt securities of Dollar Express convertible into equity securities or otherwise containing equity provisions, (iv) there are no preemptive rights with respect to the issuance or sale of any of the Dollar Express Stock, and (v) Dollar Express has not reserved any of the authorized Dollar Express Stock for any purpose. There are no restrictions on the transfer of the Dollar Express Stock other than those arising from federal and state securities laws or those which arise by reason of the Contemplated Transactions. Dollar Express has no other understandings or agreements respecting the Dollar Express Stock or other securities of Dollar Express except as constitute the Contemplated Transactions. All Securities which have ever been offered or sold by Dollar Express have been exempt from registration pursuant to the registration provisions of the Securities Act of 1993, as amended and applicable state securities laws, and no such Securities were registered under any such act or laws. After the Restructuring, all outstanding Dollar Express Stock will be owned by the Company, free and clear of any and all Liens.

                  4.4. Sale of Shares of Capital Stock; Offering Exemption.

                       (a) The Series A Preferred Shares and Liquidity Event Warrants being sold by the Company to the Purchaser hereunder, will, upon the issuance thereof following the payment therefor in accordance with the terms of this Agreement, be (i) validly issued and outstanding, (ii) fully paid and nonassessable, (iii) not subject to or issued in violation of any preemptive or other rights of the shareholders of the Company or others, and (iv) free and clear of any and all Liens.

                       (b) The Series A Preferred Shares have the designations, powers, preferences, and relative and other special rights, and the qualifications, limitations and restrictions contained in the Company Articles Amendment and the designations set forth in the Designation Statement.

                       (c) The Liquidity Event Warrants have the designations, powers, preferences, and relative and other special rights, and the qualifications, limitations and restrictions set forth in the Warrant Certificate attached hereto as Exhibit C.

                       (d) The offering for sale and the actual sale of the Series A Preferred Shares and the Liquidity Event Warrants being sold by the Company to the Purchaser hereunder are each exempt from registration under the Securities Act of 1933, as amended, and from registration or qualification under applicable state securities or blue sky laws.

                  4.5. Subsidiaries. Except as contemplated by the Restructuring, neither the Company nor Dollar Express has any subsidiaries nor does either own, or have the right to acquire, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

                  4.6. Consents. No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company, Dollar Express or the Management Shareholders in connection with (i) the execution and delivery by the Company, Dollar Express and the Management Shareholders of this Agreement or the Company Documents, (ii) the compliance by the Company, Dollar Express and the Management Shareholders with any of the provisions hereof or thereof, and
(iii) the performance of the Company, Dollar Express and the Management Shareholders of the Contemplated Transactions, in each case except as set forth in Schedule 4.6 hereto.

                  4.7. Litigation. Schedule 4.7 hereto sets forth all pending Legal Proceedings and all those, to the knowledge of the Company, Dollar Express or the Management Shareholders, threatened against the Company, Dollar Express or the Management Shareholders which (i) are not covered by insurance or (ii) seek in excess of Twenty-Five Thousand Dollars ($25,000) from the Company, Dollar Express or the Management Shareholders. There is no Legal Proceeding pending or, to the knowledge of the Company, Dollar Express or the Management Shareholders, threatened (i) against the Company, Dollar Express or the Management Shareholders in connection with the operation of the Business which is not covered by insurance, (ii) that seeks to enjoin or obtain damages in respect of the consummation of the Contemplated Transactions, or (iii) that questions the validity of this Agreement, any of the Company Documents or any action taken or to be taken by the Company, Dollar Express or the Management Shareholders in connection with the Contemplated Transactions, and there is no Order outstanding against the Company, Dollar Express or the Management Shareholders having any such effect or which could reasonably be expected to have such an effect.

                  4.8. Compliance with Law. The Company and Dollar Express have each complied and currently are in compliance with all applicable Laws and Orders except for such non-compliance which individually or in the aggregate will not have a Material Adverse Effect on either the Company or Dollar Express. Neither the Company nor Dollar Express has received, nor knows of the issuance of, any notice by any person of any such violation or alleged violation. Dollar Express has in full force and effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on the Business as now conducted, except where the failure to have such Permits will not, individually or in the aggregate have a Material Adverse Effect, and Dollar Express has complied, in all material respects, with all of the terms and conditions of such Permits, and there is no Default under any thereof. Dollar Express has not taken or failed to take any act which act or failure to act has resulted in or enabled, or could reasonably be expected to result in or enable, with or without notice or lapse of time or both, the revocation or termination of any such Permit or the imposition of any restrictions thereon. No litigation is pending, or to the knowledge of the Company, Dollar Express or the Management Shareholders, threatened, to revoke, refuse to renew or modify any such Permit.

                  4.9. Title to Assets. Dollar Express owns and has good and marketable title to or, in the case of leased properties, valid leasehold interests in, all of its assets, tangible or intangible, including all of such assets reflected on the most recent Financial Statements, except assets disposed of in the ordinary course of business since the Financial Statement Date. Dollar Express holds title to its assets free and clear of all Liens other than Permitted Exceptions. The tangible personal property included in the properties and assets (including all Equipment) owned or used by Dollar Express in the operation of the Business are in good working order, repair and condition, reasonable wear and tear excepted. The properties and assets owned, leased or licensed by Dollar Express are adequate to conduct the Business as now conducted.

                  4.10. Other Representations Regarding Dollar Express' Assets and Liabilities.

                        (a) Accounts Receivable. Dollar Express has no accounts receivable, as all sales by Dollar Express are made for cash or by credit card.

                        (b) Accounts Payable. Neither the Company, Dollar Express nor the Management Shareholders presently knows of a reason why, nor has been advised that, the terms and conditions under which it presently does business with any of its vendors listed in Schedule 4.23 attached hereto will not continue in all material respects in accordance with the terms and conditions in existence on the date hereof other than such changes, modifications or alterations which may occur in the ordinary course of business consistent with past practices.

                        (c) Cash Accounts. Schedule 4.10(c) attached hereto sets forth a true and complete list of (i) name and address of every bank or other financial institution in which Dollar Express maintains an account (whether checking, savings, investment or otherwise), lock box or safe deposit box, (ii) the account number of each account, and (iii) the identity of each natural person who is a signatory on each such account.

                        (d) Inventory. All items of Inventory reflected in the Financial Statements are in good and merchantable condition and of a quantity and quality salable in the ordinary course of business at normal mark-ups, subject to customary allowances, consistent with past experience, except for damaged, defective or obsolete Inventory, which, as of the Closing Date, will not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate. Such Inventory is valued by the retail inventory method, applied with an average cost approach, in accordance with GAAP. Dollar Express does not hold any items of Inventory on consignment. All Inventory is located at premises owned or leased by Dollar Express, except for Inventory in transit to Dollar Express.

                        (e) Leasehold Improvements. All leasehold improvements, fixtures and appurtenances attached to any leased real property are in good working order, repair and condition, ordinary wear and tear excepted, and include all of the leasehold improvements, fixtures and appurtenances used by Dollar Express in the operation of the Business as currently conducted and as proposed to be conducted by the Management Shareholders.

                        (f) Real Property. Dollar Express owns no real property. Dollar Express has made available to the Purchaser correct and complete copies of the leases and subleases for all real property leased by Dollar Express. A list of such leases and subleases is attached hereto as Schedule 4.10(f). With respect to each such lease and sublease:

                            (i) the lease or sublease is legal, valid, binding,
enforceable, and in full force and effect;

                            (ii) the lease or sublease will continue to be
legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the Closing;

                            (iii) Dollar Express has not violated the terms of
and is not in Default under any such lease or sublease, and no event has occurred which, with or without notice or lapse of time, would constitute, or could reasonably be expected to constitute, a breach or Default, or permit termination, modification, or acceleration thereunder;

                            (iv) to the best knowledge of the Company, Dollar
Express or Management Shareholders, no other party to the lease or sublease is in breach or Default, and no event has occurred which, with or without notice or lapse of time, would constitute a breach or Default or permit termination, modification, or acceleration thereunder;

                            (v) no party to the lease or sublease has repudiated
any provision thereof in a writing to the Company, Dollar Express or either Management Shareholder;

                            (vi) there are no disputes, oral agreements, or
forbearance programs in effect as to the lease or sublease; and

                            (vii) with respect to each sublease, to the
knowledge of the Company, Dollar Express and the Management Shareholders, the representations and warranties set forth in subsections (a) through (e) above are true and correct with respect to the underlying lease.

                        (g) Intangible Assets. Schedule 4.10(g) hereto sets forth a list of the material Intangible Assets used in the Business as well as a list of all registrations of pending applications for any Intangible Asset. Except as set forth in Schedule 4.10(g) hereto, each of the Intangible Assets is owned by Dollar Express free and clear of any and all Liens (other than Permitted Exceptions) and, to the knowledge of the Company, Dollar Express and the Management Shareholders, no other Person has any Claim of ownership with respect thereto. Dollar Express has adequate Licenses or other valid rights to use all of the Intangible Assets which it does not own and which are material to the conduct of the business as presently conducted. Except as set forth in
Schedule 4.10(g) hereto, Dollar Express' use of the Intangible Assets does not conflict with, infringe upon, violate or interfere with any intellectual property rights of any other Person, nor is any other Person infringing upon, violating or interfering with any rights of Dollar Express in and to ownership or use of the Intangible Assets.

                  4.11. Financial Statements. The audited balance sheet and the statements of income and cash flow of the Business as of and for the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997, together with the unaudited balance sheet and the statements of income and cash flows of the Business as of and for the fiscal period ended September 30, 1998, copies of which are attached hereto as Schedule 4.11A (collectively, the "Financial Statements"), have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby except as set forth in the notes thereto, are complete and correct and present fairly the financial position and results of operations and cash flows of the business at the date and for the period indicated, except in the case of the unaudited statements, which have been prepared internally and are subject to normal and recurring audit and year end adjustments, none of which would have a Material Adverse Effect. The Financial Statements are in accordance with the applicable books and records of Dollar Express (which books and records are true and correct in all material requests). The projections of Dollar Express' operating income, prepared by Dollar Express and the Management Shareholders and attached hereto as Schedule 4.11B, reflect Dollar Express' and the Management Shareholders' good faith best estimate at the time such projections were prepared of expected results of operations in the periods covered thereby.

                        4.12. No Undisclosed Liabilities. Dollar Express has no indebtedness or Liabilities (whether accrued, absolute, contingent or otherwise, and whether due or to become due) except for (i) those reflected or reserved against (which reserves Dollar Express and Management Shareholders represent are adequate to cover such Liabilities) in the Financial Statements, (ii) those incurred, consistent with past practice, since the Financial Statement Date, and
(iii) those which are specifically disclosed in this Agreement or a Schedule attached hereto. Schedule 4.12 sets forth all guarantees, letters of credit and reimbursement obligations of Dollar Express. Neither the Company, Dollar Express nor the Management Shareholders know of any facts which could reasonably be expected to result in the assertion against Dollar Express of any Liability of any nature or in any amount not fully reflected or reserved against in Dollar Express' Initial Balance Sheet or as disclosed by this Agreement or the Schedules hereto.

                  4.13. Absence of Certain Developments. Except as set forth in
Schedule 4.13 hereto or as contemplated by this Agreement, since September 30, 1998, Dollar Express has operated the Business in the ordinary course consistent with past practice and there has not been:

                        (a) any Material Adverse Effect;

                        (b) any event or condition of any nature whatsoever which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on Dollar Express;

                        (c) any Claim, other than warranty claims relating to sales of Inventory none of which, individually or in the aggregate, would have a Material Adverse Effect on Dollar Express, against Dollar Express not otherwise disclosed in Schedule 4.7 attached hereto or not covered (except for deductibles) by applicable policies of insurance within the maximum insurable limits of such policies;

                        (d) any amendment to the Articles of Incorporation or Bylaws of Dollar Express;

                        (e) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to Dollar Express' capital stock;

                        (f) any split, combination, reclassification, or other modification of the terms of the equity interests of Dollar Express;

                        (g) the creation or attachment, or notice thereof, of any Lien (other than Permitted Liens) on any of the assets of Dollar Express;

                        (h) any sale, purchase, transfer, pledge or other disposition by Dollar Express of any assets or properties relating to the Business not in the ordinary course of business and consistent with past practices;

                        (i) any incurrence of any Liabilities (including indebtedness) by Dollar Express except in the ordinary course, consistent with past practice, or any waiver of any rights of substantial value;

                        (j) any discharge or satisfaction of any Liens, or any settlement of payment of any Liens or Liabilities, by Dollar Express, except in the ordinary course of business, consistent with past practice;

                        (k) any increase in the salary or other compensation payable by any Dollar Express to any of its Employees or consultants (including its executive officers or directors), or the declaration, payment, commitment or obligation of any kind for the payment by Dollar Express of any bonus, other additional salary or compensation (including severance, retention, termination or other similar payments) to any of its Employees or consultants, other than customary compensation increases awarded to its Employees which have been awarded in the ordinary course of business consistent with past practices;

                        (l) any sale, transfer or issuance of any capital stock, equity security or debt security, or of any option, warrant, right or commitment or agreement entered into requiring or permitting the purchase, sale, transfer or issuance of any capital stock, equity security or debt security, by Dollar Express;

                        (m) any failure by Dollar Express to make any payments on material Contracts, Licenses or Permits on a current basis as and when due under the terms of such Contracts, Licenses or Permits as in effect on the date of this Agreement, except to the extent Dollar Express has a valid dispute with respect to such payment and all such disputed amounts have been appropriately reserved for on Dollar Express' books and records, it being understood that all such disputes which have arisen since the Financial Statement Date and prior to the date hereof are set forth in Schedule 4.13(m) attached hereto;

                        (n) any transfer, grant, License, assignment, termination or other disposal of, modification, change or cancellation of any rights or obligations with respect to the Intangible Assets other than Licenses granted by Dollar Express in the ordinary course of business;

                        (o) any removal of any fixtures, equipment or personal property from the real property, whether owned or leased, other than in the ordinary course of business;

                        (p) any sale, discount or other disposal by Dollar Express of any Accounts Receivable, including demurrage, rebates, credits, other reserves or contra accounts, except by collection in the ordinary course of business;

                        (q) any cancellation or compromise of any indebtedness owed to Dollar Express, or any waiver or release of any rights of material value by Dollar Express, other than in the ordinary course of business;

                        (r) any material variance in the levels of items of Inventory (including finished goods, supplies, packaging and other materials) of Dollar Express from the levels customarily maintained during such periods;

                        (s) any change in the accounting methods or practices (including any change in depreciation or amortization policies or rates) with respect to the Business or otherwise by Dollar Express;

                        (t) any sales made with extended terms, deep discounts or rebates which materially deviate from past practices; or

                        (u) any agreement by Dollar Express to do any act which would render any of the preceding clauses inaccurate, other than the transactions specifically contemplated to occur pursuant to this Agreement.

                  4.14. Material Contracts. Schedule 4.14 attached hereto sets forth a true and complete list of all Contracts presently in effect to which Dollar Express is a party, or by which Dollar Express or any of its respective assets or properties is bound, that fall within one or more of the following categories (collectively, the "Material Contracts"), true and correct copies of which, to the extent in written form or otherwise reduced to writing, have been delivered or made available to the Purchaser, its counsel or accounting firm prior to the date hereof:

                        (a) Contracts with any present or former shareholder, director or officer;

                        (b) Contracts with any labor union or other representative of Employees;

                        (c) employment or severance Contracts with any Employee involving the payment of more than $25,000 individually during any one year, other than employment contracts which create an "employment at-will" relationship without any severance other than as expressly described in a Schedule to this Agreement;

                        (d) Contracts for the performance of services by a third party which involves the payment to such third party of (i) more than $50,000 in the case of a single arrangement or commitment or (ii) more the $150,000 in the case of a series of related arrangements or commitments and, in any such cases, which is or are not cancelable by Dollar Express on thirty (30) days' notice or less without penalty;

                        (e) other than purchase or sales orders given or received in the ordinary course of business consistent with past practices, Contracts to purchase, sell or supply products or to perform services which obligates Dollar Express to purchase products from, sell products to, or perform services for, a third party which involves (i) more than $50,000 in the case of a single arrangement or commitment, or (ii) more than $150,000 in the case of a series of related arrangements or commitments and, in any such cases, which is not cancelable by Dollar Express on thirty (30) days' notice or less without penalty;

                        (f) distribution Contracts where Dollar Express is acting as supplier or distributor or any agency Contract where Dollar Express is acting as principal or agent;

                        (g) Leases under which Dollar Express is either lessor or lessee of personal property requiring annual lease payments (including rent and any other charges) in excess of $25,000;

                        (h) Contracts evidencing any indebtedness (including indebtedness to or from officers, directors, shareholders or any member of their immediate families);

                        (i) Contracts for any charitable or political contribution;

                        (j) Contracts for any capital expenditure in excess of $25,000;

                        (k) Contracts limiting or restraining Dollar Express from engaging or competing in any lines of business with any Person or from purchasing any products or inventory from any third parties;

                        (l) Contracts involving either (i) the purchase or sale
(A) of the capital stock or other equity interests of, or (B) substantially all or a material portion of the assets of Dollar Express, or (ii) a merger, consolidation or joint venture with, another Person;

                        (m) Licenses, franchises, distributorships or other similar agreements, including those which relate in whole or in part to the Intangible Assets other than Licenses granted by Dollar Express in the ordinary course of business;

                        (n) Contracts with any Governmental Body;

                        (o) powers of attorney granted by Dollar Express in favor of any Person;

                        (p) Contracts or correspondence which, when taken together, constitute a Contract involving the settlement or other disposition of litigation; or

                        (q) other Contracts not made in the ordinary course of business.

Each of such Material Contracts is in full force and effect, there is no Default under any such Material Contract by Dollar Express or, to the knowledge of the Company, Dollar Express or the Management Shareholders, by any of the other parties thereto, except for such Defaults as will not individually or in the aggregate, with the giving of notice or the passage of time or both, result in a Material Adverse Effect on Dollar Express. Except as set forth in Schedule 4.14 attached hereto, there has been no cancellation, termination, limitation or modification or any notice of cancellation, termination, limitation or material modification of any such Material Contract. Each of the Material Contracts (i) constitutes a legal, valid and binding obligation of Dollar Express, and (ii) to the knowledge of the Company, Dollar Express or the Management Shareholders, constitutes a legal, valid and binding obligation of such other party thereto. Dollar Express has not assigned any of its rights or obligations under any such Material Contract.

                  4.15. Product Warranties. Except pursuant to any Dollar Express standard merchandise return policy, which provides for the replacement or return for credit of defective or damaged Inventory or other returns for credit at the request of the customer, Dollar Express has not given or made any warranties to third parties with respect to any products sold or services performed by it, except for warranties arising by operation of law and warranties made in respect of products which are no broader in scope or longer in duration than the respective warranties on such products given to Dollar Express by the manufacturers of such products. Except as set forth in Schedule 4.15, other than for the replacement or return for credit of defective or damaged Inventory, there are no pending or, to the knowledge of the Company, Dollar Express or the Management Shareholders, threatened warranty Claims, whether on the basis of warranties offered by Dollar Express, warranties offered by any manufacturer of items of Inventory or otherwise, or any facts, events or circumstances which have occurred, in either case which could reasonably be expected to result in a Liability on the part of Dollar Express.

                  4.16. Product Liabilities. Schedule 4.16 attached hereto is a true and complete narrative of Claims under all product warranty plans and product Liability insurance policies relating to Dollar Express since January 1, 1997, other than Claims that are or have been fully covered by insurance. Dollar Express is insured under all policies of insurance relating to product Liability listed in Schedule 4.16 attached hereto for and against any Claim for damage to person or property based upon defects in any product to the extent a Claim is made during the policy period.

                  4.17. Insurance. Schedule 4.17 hereto contains a complete and correct list in all material respects of all policies of insurance of any kind or nature covering Dollar Express including, without limitation, policies of life, fire, theft, workers' compensation, employee fidelity and other casualty and Liability insurance, and such policies are in full force and effect. All premiums due on such insurance policies have been paid and there is no Default (with or without notice or lapse of time, or both) by Dollar Express under any such insurance policy. Complete and correct copies of each such policy have been furnished or made available to the Purchaser. Insurance policies providing substantially similar coverages have been in place since Dollar Express' inception.

                  4.18. Transactions with Affiliates. Except as set forth in
Schedule 4.18 attached hereto, neither any director, officer or shareholder of Dollar Express, nor, to the knowledge of the Company, Dollar Express or the Management Shareholders, any Employee of Dollar Express or any Affiliate of any such Person, has during the past two years: (i) received or earned except as a shareholder, director, officer or employee of Dollar Express, or (ii) had an ownership interest (whether direct or indirect) in any business, corporate or otherwise, which has or had any business arrangement or relationship of any kind under which it has received or earned, payments from or to Dollar Express in excess of $5,000 in any year (other than salaries, wages and bonuses). Other than routine, unwritten employment terms, arrangements and policies, there are no Contracts between Dollar Express and any director, officer, shareholder or Employee of Dollar Express, or any Affiliate, of any such Person, except for those identified in Schedule 4.18 or Schedule 4.14 attached hereto, a true and complete copy of each of which (including, without limitation, all amendments or modifications thereto) has been delivered to the Purchaser. Except as set forth in Schedule 4.18 attached hereto, Dollar Express is not indebted to any director, officer or shareholder of Dollar Express, nor, to the knowledge of the Company, Dollar Express or the Management Shareholders, to any Employee of Dollar Express or any Affiliate of any such Person, and Schedule 4.18 attached hereto contains a true and complete list of all amounts owed to Dollar Express by any director, officer or shareholder of Dollar Express or, to the knowledge of the Company, Dollar Express or the Management Shareholders, by any Employee of Dollar Express or any Affiliate of any such Person.

                  4.19. Employee Relations.

                        (a) Schedule 4.19(a) attached hereto sets forth a true and complete list of all (i) Employees or commission salespersons of Dollar Express as of the Financial Statement Date whose then current annual compensation and bonus was in excess of $50,000, (ii) the then current annual compensation of, and a description of material fringe benefits (other than those generally available to Employees of Dollar Express) provided by Dollar Express to any such Employees or commission salespersons and (iii) any increase, effective on or after the Financial Statement Date in the rate of compensation of any Employees or commission salespersons if such increase exceeds 5% of the previous annual compensation of such Employee or commission salesperson.

                        (b) Schedule 4.19(b) sets forth a true and correct summary of all payroll amounts incurred or paid in 1998, including employees' names and salaries and payroll period totals.

                        (c) Dollar Express has complied and is in compliance, in all material respects, with all Laws which relate to wages, hours, discrimination in employment and collective bargaining, and is not liable for any arrears of wages, Taxes or penalties for failure to comply, in all material respects, with any of the foregoing.

                        (d) Except as described in Schedule 4.19(d), (i) none of the Employees of Dollar Express is represented for purposes of their employment by a labor organization, (ii), to the knowledge of the Company, Dollar Express or the Management Shareholders, no petition has been filed for recognition of a labor union or association as the exclusive bargaining agent for any and all of the Employees of Dollar Express, and (iii) to the knowledge of the Company, Dollar Express or the Management Shareholders, there has not been in the past five (5) years any general solicitation of representation cards by any union seeking to represent any or all of the Employees of Dollar Express as their bargaining agent.

                        (e) Except as set forth in Schedule 4.19(e) attached hereto, there is no, and during the past three years there has been no, (i) unfair labor practice charge, complaint or other proceeding against Dollar Express pending or, to the knowledge of the Company, Dollar Express or the Management Shareholders, threatened before the National Labor Relations Board nor, to the knowledge of the Company, Dollar Express or the Management Shareholders, any commitment or involvement in the commission of any acts or omissions which could give rise to any unfair labor practices by Dollar Express,
(ii) Claim or Litigation against Dollar Express or any of the Employees or agents of Dollar Express pending or, to the knowledge of the Company, Dollar Express or the Management Shareholders, threatened under the Labor Act nor, to the knowledge of the Company, Dollar Express or the Management Shareholders, any commitment or involvement in the commission of any acts or omissions which could give rise to any Liability under the Labor Act on the part of Dollar Express,
(iii) labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, Dollar Express or the Management Shareholders, threatened against or involving Dollar Express, (iv) labor grievance filed with Dollar Express which has had or may have a Material Adverse Effect on Dollar Express or
(v) any pending, or to the knowledge of the Company, Dollar Express or the Management Shareholders, threatened Claim or Litigation which has arisen out of or under a collective bargaining or other labor Contract.

                        (f) Except as set forth in Schedule 4.19(f) attached hereto, there is no Claim or Litigation against Dollar Express (whether under federal, state or local Law, under any employment Contract, or otherwise) brought or, to the knowledge of the Company, Dollar Express or the Management Shareholders, threatened by any Employee on account of or for: (i) overtime pay, other than overtime pay for work done during the current payroll period; (ii) wages or salary for any period other than the current payroll period; (iii) any amount of vacation pay or pay in lieu of vacation time, other than vacation time or pay in lieu thereof earned in or in respect of the current fiscal year; or
(iv) any violation of any Law relating to minimum wages or maximum hours of work. Except as set forth in Schedule 4.19(f) attached hereto, there is no Claim or Litigation against Dollar Express (whether under federal, state or local Law, under any employment Contract, or otherwise) brought or, to the knowledge of the Company, Dollar Express or the Management Shareholders, threatened by any Person (including any Governmental Body) relating to discrimination or occupational safety in employment or employment practices (including the Occupational Safety and Health Act of 1970, as amended, The Fair Labor Standards Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, or the Age Discrimination in Employment Act of 1967, as amended).

                  4.20. ERISA Matters.

                        (a) Benefit Plans Generally. Schedule 4.20(a) attached hereto contains a true and complete list of all Benefit Plans. Neither Dollar Express nor any ERISA Affiliate is or has ever been a party to any pension plan or welfare benefit plan that is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA), a "multiple employer plan" (within the meaning of
Section 413 of the Code) or a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA). Neither Dollar Express nor any ERISA Affiliate maintains, has ever maintained, or has had any obligation under a plan subject to Title IV of ERISA. Every Benefit Plan which is a "welfare plan" provides benefits either by making direct payments out of general corporate assets or through the purchase of insurance.

                        (b) Qualified Plans; Compliance. With respect to each of the Benefit Plans intended to qualify under Section 401(a) or 403(a) of the Code, such Benefit Plan has been maintained and administered at all times in compliance, in all material respects, with its terms and applicable Laws. With respect to each such Benefit Plan, the Internal Revenue Service has issued a favorable determination notification letter as to its form. Each Benefit Plan complies, in all material respects, and has been administered, in all material respects, in accordance with all applicable Laws, including, without limitation, ERISA and the Code. Dollar Express has timely filed or caused to be timely filed with the Internal Revenue Service annual reports on form 5500 or 5500C/R, as applicable, for each Benefit Plan for all years and periods for which such reports were required. All statements made on documents or forms filed with any Government Body with respect to any Benefit Plan have been true and complete in all material respects and have been filed timely. No Benefit Plan has been assessed any excise tax Liability. To the knowledge of the Company, Dollar Express or the Management Shareholders, no event, fact or circumstance has occurred that would likely result in any Benefit Plan incurring such excise tax Liability.

                        (c) Contributions. All payments and contributions to all Benefit Plans have been made on a timely basis as required by the terms of each such Benefit Plan and any applicable Law. All such payments and contributions relating to the completed taxable years have been deducted fully by Dollar Express for federal income tax purposes. Such deductions have not been challenged or disallowed by any Governmental Body, and Dollar Express has no reason to believe that such deductions are not properly allowable. Dollar Express has funded or will fund prior to Closing each Benefit Plan in accordance with the terms of each such Benefit Plan, any associated insurance contract and all applicable Laws. Except as set forth in Schedule 4.20(c) attached hereto, no Benefit Plan is subject to Section 302 of ERISA or Section 412 of the Code.

                        (d) Prohibited Transactions; etc.. There: (i) has not occurred any Prohibited Transaction, with respect to any Benefit Plan, for which no statutory, class or other exemption exists; (ii) is not pending or, to the knowledge of the Company, Dollar Express or the Management Shareholders, threatened any civil or criminal Claim or litigation brought pursuant to part 5 of Title I of ERISA against any fiduciary who is an Employee or director of Dollar Express; (iii) is not, to the knowledge of the Company, Dollar Express or the Management Shareholders, any civil or criminal Claim or Litigation pending or threatened pursuant to part 5 of Title I of ERISA against any fiduciary who is not an Employee or director of Dollar Express; and (iv) has not occurred any fiduciary violations, as defined in Section 404 of ERISA, with respect to which Dollar Express could have any material present or future Liability.

                        (e) Documentation. Dollar Express has provided or made available to the Purchaser true and complete copies of the following documents:
(i) all plan documents, amendments and trust agreements relating to each Benefit Plan, including any insurance contracts under which benefits are provided, as currently in effect; (ii) the most recent annual and periodic accountings of Benefit Plan assets; (iii) the most recent Internal Revenue Service determination or notification letters relating to the pension Benefit Plans and a list identifying all amendments not covered by such determination or notification letter, including the date such amendments were adopted and effective; (iv) to the extent such reports were required, all annual reports filed on form 5500 or 5500C/R, as applicable, for the past three years, including accompanying schedules; (v) the current summary plan description, if any was required by ERISA to be prepared and distributed to participants, for each Benefit Plan; and (vi) all insurance contracts, annuity Contracts, investment management and advisory Contracts, fidelity bonds and fiduciary

Liability policies and related applications, and all filings, applications to and material correspondence with any Governmental Body, written disputed and unsettled claims made by or against any Benefit Plan, administration Contracts, service provider Contracts, audit reports, material written legal advice relating to any Benefit Plan received within the past six (6) years, prohibited transaction exemption applications, and resolutions of the Board of Directors of Dollar Express relating to any of the foregoing.

                        (f) Continuation Coverage. Each Benefit Plan, and each Plan established, maintained or contributed to by any ERISA Affiliate, that is a "group health plan" (within the meaning of Section 607 of ERISA) is and has been operated in compliance, in all material respects, with all requirements of Sections 601 through 608 of ERISA and either (i) Section 162(i)(2) and (k) of the Code and the regulations promulgated thereunder (prior to 1989) or (ii)
Section 4980B of the Code and the regulations promulgated thereunder (after
1988), as well as all comparable requirements arising under the Laws of any state applicable to Dollar Express, relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease.

                        (g) Post-Retirement Benefits. No Benefit Plan maintained by Dollar Express or any ERISA Affiliate provides, at the expense of Dollar Express or any ERISA Affiliate, post-retirement medical benefits, post-retirement death benefits or other post-retirement welfare benefits or has any obligation under any Benefit Plan that provides such benefits, except to the extent of the continuation coverage provided under the provisions of Section 4980B of the Code and Sections 601 through 608 of ERISA or other applicable Laws.

                        (h) Communications. To the knowledge of the Company, Dollar Express or the Management Shareholders, all communications with respect to each Benefit Plan by Dollar Express, any ERISA Affiliate or any Employee or agent of Dollar Express or any ERISA Affiliate reflect and always have reflected accurately the material terms and conditions of each such Benefit Plan.

                        (i) Additional Payments. Except as set forth in Schedule 4.20(i) attached hereto, Dollar Express is not a party to any Benefit Plan pursuant to which the consummation of the Contemplated Transactions, separately or in the aggregate, have caused or will cause: (i) the entitlement of any individual to severance pay, or (ii) the acceleration of the time of payment or vesting of, or an increase in the amount of compensation due to any individual from Dollar Express or (iii) the payment of an amount subject to the provisions of Code Section 280G.

                        (j) Litigation. Except as set forth in Schedule 4.20(j), there is not, and there has not been at any time within the six years preceding the date hereof, any pending or, to the knowledge of the Company, Dollar Express or the Management Shareholders, threatened Litigation concerning or involving any Benefit Plan. To the knowledge of the Company, Dollar Express or the Management Shareholders, no Claim to or by any Governmental Body has been filed at any time within the four years preceding the date hereof or are or were threatened, or are expected, with respect to any Benefit Plan. Except as set forth in Schedule 4.20(j), to the knowledge of the Company, Dollar Express or the Management Shareholders, no Claims have been made at any time within the past four years or, are or were threatened, or are expected, with respect to any bond or any fiduciary Liability or other similar insurance with regard to the actions of any Person in connection with any Benefit Plan, nor, to the knowledge of the Company, Dollar Express or the Management Shareholders, is there expected to be any notice to any insurer under any such bond or policy with regard to any Benefit Plan. No application for any bond or fiduciary Liability or similar insurance policy with respect to any Benefit Plan has been rejected at any time within the past four years, nor is any such bond or policy now subject to any qualification, condition or exclusion.

                  4.21. Environmental Laws.

                        (a) Except as set forth in Schedule 4.21(a) attached hereto, (i) Dollar Express has complied in all material respects with each, and is not in violation of any, Environmental Laws, and neither Dollar Express nor any of its agents or, to the knowledge of the Company, Dollar Express or the Management Shareholders, its Employees has engaged in any conduct that has or will give rise to any Environmental Claim, Environmental Loss or other Liability under any Environmental Laws, (ii) Dollar Express has not received any written or oral communication from a Governmental Body or any other Person alleging that Dollar Express is not in compliance in any material respect with, or has a Liability under (including being a potentially responsible party or allegedly liable for costs associated for remediation of any site), any Environmental Laws, (iii) Dollar Express holds, and has complied in all material respects with and is in compliance with, all necessary Permits required to conduct its business in compliance with all Environmental Laws, including any Permits necessary or appropriate to store, treat, dispose of and otherwise handle Hazardous Materials except for such Permits, the non-compliance with which will not individually or in the aggregate have a Material Adverse Effect on Dollar Express, and (iv) neither the Company, Dollar Express nor the Management Shareholders has any knowledge of any environmental matters or information other than as set forth in Schedule 4.21(a) attached hereto which could reasonably be expected to have a Material Adverse Effect on Dollar Express.

                        (b) From the date upon which Dollar Express acquired an interest (leasehold or otherwise) in any real property (but, in the case of leased real property, only during the period such real property was leased by Dollar Express), there have been no locations on any of such real property where Hazardous Materials were discharged, leaked, emitted or entered into the atmosphere, ground, soil, surface water, ground water, any body of water or sewer system by Dollar Express where such discharge, leak, emission or entrance could result in an Environmental Claim. Except as set forth in Schedule 4.21(b) attached hereto, from such date, (i) to the knowledge of the Company, Dollar Express or the Management Shareholders, there are no and have been no above-ground or under-ground storage tanks located on or in any Third Party Leased Real Property currently or formerly leased or used by Dollar Express or its predecessors in interest and (ii) there are no and have been no above-ground or under-ground storage tanks located on or in any other real property currently or formerly owned, leased or used by Dollar Express or its predecessors in interest.

                        (c) There is no on-site or off-site location to which Dollar Express or any of its agents or Affiliates has transported Hazardous Materials or arranged for the transportation thereof from Dollar Express' facilities, which location is the subject of any federal, state or local enforcement litigation under any Environmental Laws which may lead to Claims against Dollar Express for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including Claims under CERCLA.

                        (d) Except as set forth in Schedule 4.21(d) attached hereto (i) to the knowledge of the Company, Dollar Express or the Management Shareholders, no polychlorinated biphenyl or substances containing polychlorinated biphenyl are present, in use or stored in any Third Party Leased Real Property, and no asbestos or materials containing asbestos have been brought upon, kept or used in or about or discharged, leaked, emitted or entered into or onto any such Third Party Leased Real Property, and (ii) no polychlorinated biphenyl or substances containing polychlorinated biphenyl are present, in use or stored in any other real property owned, leased or used by Dollar Express, and no asbestos or materials containing asbestos have been brought upon, kept or used in or about or discharged, leaked, emitted or entered into or onto any such other real property.

                        (e) Except as set forth in Schedule 4.21(e) attached hereto, Dollar Express has not, either expressly, by merger or similar transaction or, to the knowledge of the Company, Dollar Express or the Management Shareholders, otherwise by operation of law, assumed or undertaken any Liability including, without limitation, any Liability for corrective remedial action of any other Person relating to Environmental Law other than any indemnity obligation by Dollar Express, as a tenant, or any of its agents to a landlord under any of the leases or sublease set forth in Schedule 4.10(f), and neither this Agreement nor the consummation of the Contemplated Transactions will result in any Liability for site investigation or cleanup, or notification to or consent of any Governmental Body or other Person, pursuant to any of the so-called "transaction triggered" or "responsible property" transfer Environmental Laws.

                        (f) Except as set forth in Schedule 4.21(f) attached hereto, neither the Company, Dollar Express nor the Management Shareholders has any knowledge of any past or present actions, activities, facts, circumstances, conditions, events or incidents, including the release, spill, leak, emission, injection, escape, dumping, discharge or disposal of any Hazardous Materials, that form or could reasonably be expected to form the basis for any Environmental Claim against Dollar Express or against any Person whose Liability for any Environmental Claim Dollar Express has or may have retained or assumed either contractually or by operation of Law.

                        (g) To the knowledge of the Company, Dollar Express or the Management Shareholders, except as set forth in Schedule 4.21(g) attached hereto, no actions, activities, incidents, facts, events, circumstances or conditions relating to the past or present facilities, real property or operations owned, leased or used by the Company will prevent, hinder or limit continued compliance in all material respects with Environmental Laws, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental Laws or give rise to any other material Liabilities pursuant to Environmental Laws, including any relating to material releases or threatened releases of Hazardous Materials, personal injury, property damage or natural resource damage.

                  4.22. Brokers. Except as set forth in Schedule 4.22, no Person has acted directly or indirectly as a broker, finder or financial advisor for the Company, Dollar Express or the Management Shareholders in connection with the negotiations relating to the Contemplated Transactions. Except as set forth in Schedule 4.22, no Person is entitled to any fee, commission or like payment from the Company or Dollar Express in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of the Company or Dollar Express.

                  4.23. Substantial Suppliers. Schedule 4.23 lists the names and dollar volumes of purchases by Dollar Express from its twenty (20) largest suppliers measured by dollar volume for the year ended December 31, 1997. None of the suppliers listed in Schedule 4.23 has ceased or, to the knowledge of the Company, Dollar Express or the Management Shareholders, threatened to cease, to supply the products, goods or services sold or provided to Dollar Express in the Business, or has substantially reduced supply of such products, goods or services, nor do the Company, Dollar Express or the Management Shareholders have any reason to believe that any Person will do so.

                  4.24. No Illegal Payments. Neither the Company nor Dollar Express nor, to the knowledge of the Company, Dollar Express or the Management Shareholders, any of their officers, directors, employees, agents or other representatives, has (i) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made or (ii) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books.

                  4.25. Year 2000 Compliance. All computer software and computerized systems owned or used by the Company or Dollar Express, or licensed by the Company or Dollar Express, as licensor or as licensee, other than any shrinkwrap software available to retail customers, is "Year 2000 Compliant" (as hereinafter defined), except as disclosed in Schedule 4.25 attached hereto. For purposes of this Agreement, "Year 2000 Compliant" shall mean (i) all such software and systems shall operate in 4-digit year format and, in all material respects, without errors in the recognition, calculation and processing of date data relating to century recognition, leap years, single and multi-century formulae, date values and interfaces of date- related functionalities; (ii) all date processing shall be conducted in a four-digit year format and all date sorting that includes a "year field" or "year category" shall be based upon a four-digit year format; and (iii) any date arithmetic programs or calculators in the software shall operate in all material respects in accordance with the related user documentation in the Year 2000, and the years following, without degrading functionality or performance.

                  4.26. The Company's Activities. The Company is a newly-formed corporation which has been formed by the Management Shareholders for the sole purpose of effecting the Restructuring. Except for its obligations or liabilities incurred in connection with its organization and the Restructuring, and except for (a) the Contemplated Transactions, this Agreement and the Collateral Documents which it is expected to execute at the Closing in order to consummate the Contemplated Transactions, and (b) the documents and instruments which it expects to execute, deliver and file prior to the Closing to effect the Restructuring, the Management Shareholders have not caused and, prior to the Closing, will not cause or permit, the Company to incur, directly or indirectly, through any subsidiary or Affiliate, any Liabilities, engage in any business activities of any type of kind whatsoever, or enter into any arrangements with any Person of any type or kind whatsoever.

                  4.27. Disclosure. The representations and warranties of the Company, Dollar Express and the Management Shareholders set forth in this Agreement (including without limitation all Exhibits and Schedules hereto) do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements and information contained herein or therein, as applicable, not misleading.


                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Advent Entities hereby represent and warrant to the Company, Dollar Express and the Management Shareholders as to the following matters insofar as they relate to the Advent Entities, Guayacan hereby represents and warrants to the Company, Dollar Express and the Management Shareholders as to the following matters insofar as they relate to Guayacan, and DEI hereby represents and warrants to the Company, Dollar Express and the Management Shareholders as to the following matters insofar as they relate to
DEI:

                  5.1. Organization and Good Standing. Each of the Advent Entities is a limited partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement and to consummate the Contemplated Transactions. Guayacan is a limited liability corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement and to consummate the Contemplated Transactions. DEI is a limited liability corporation, duly organized, validly existing and in good standing under the laws of the State of North Carolina and has all requisite power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement and to consummate the Contemplated Transactions.

                  5.2. Authorization. Each of the entities comprising the Purchaser has full power and authority to execute and deliver this Agreement and the Purchaser Documents and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of this Agreement and each Purchaser Document has been duly authorized by all necessary action on the part of each of the entities comprising the Purchaser. This Agreement has been, and the Purchaser Documents will be at the Closing, duly executed and delivered by each of the entities comprising the Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and the Purchaser Documents when so executed and delivered will constitute, legal, valid and binding obligations of each of the entities comprising the Purchaser, enforceable against each of them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Neither of the execution or delivery by each of the entities comprising the Purchaser of this Agreement and the Purchaser Documents, nor the consummation by each of the entities comprising the Purchaser of the Contemplated Transactions, or compliance by each of the entities comprising the Purchaser with any of the provisions hereof or thereof, does or will (i) conflict with, or result in the breach of, any provision of the limited partnership agreements of any of the entities comprising the Purchaser, (ii) subject to the receipt of the consents set forth in Schedule 5.2 hereto, conflict with, violate, result in the breach or termination of, or constitute a Default (with or without notice or lapse of time, or both) under any Contract or Order to which any of the entities comprising the Purchaser is a party or by which it or any of its properties or assets is bound or subject, or (iii) constitute a violation of any Law applicable to any of the entities comprising the Purchaser, except, in each case, for violations, conflicts, breaches or Defaults which individually or in the aggregate will not materially hinder or impair the Contemplated Transactions.

                  5.3. Consents. No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of any of the entities comprising the Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by each of the entities comprising the Purchaser with any of the provisions hereof or thereof, except for consents, waivers, approvals, Orders or Permits set forth in Schedule 5.3 hereto.

                  5.4. Litigation. There is no Legal Proceeding pending or, to the knowledge of the Purchaser, threatened, that seeks to enjoin or obtain damages in respect of the consummation of the Contemplated Transactions or that questions the validity of this Agreement, the Purchaser Documents or any action taken or to be taken by any of the entities comprising the Purchaser in connection with the consummation of the Contemplated Transactions.

                  5.5. Brokers. No third party unaffiliated with the Purchaser has acted directly or indirectly as a broker, finder or financial advisor for the Purchaser in connection with the negotiations relating to this Agreement or the Contemplated Transactions, and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Purchaser.

                  5.6. Investment Intent of the Purchaser. The Purchaser acknowledges that the Class A Preferred Shares and Liquidity Event Warrants being purchased pursuant to this Agreement have not been registered under the Securities Act or any state securities laws. The Purchaser is acquiring the Class A Preferred Shares and Liquidity Event Warrants for its own account and not with the intent to distribute the shares to an unrelated third party. The Purchaser has such knowledge and experience in financial and business matters and investments in general that make it capable of evaluating the merits and risks of the ownership and acquisition of the Class A Preferred Shares and the Liquidity Event Warrants. Each of the entities comprising the Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act. The Purchaser acknowledges and agrees that the certificates, if any, representing the Class A Preferred Shares will contain substantially the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER STATE OR FEDERAL SECURITIES STATUTE. NO REOFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE UNLESS THE INTERESTS ARE REGISTERED UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES STATUTE, OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS APPLICABLE TO SUCH TRANSACTION.

                  5.7. Disclosure. The representations and warranties of the Purchaser set forth in this Agreement (including without limitation all Exhibits and Schedules hereto) do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements and information contained herein or therein, as applicable, not misleading.


                                   ARTICLE VI
                       CERTAIN COVENANTS AND OTHER MATTERS

                  6.1. Confidentiality Agreement. Each party hereto shall and shall cause its counsel, accountant, financial advisors and lenders to: (a) keep all Confidential Information confidential and not to disclose or reveal any Confidential Information to any Person other than its officers, directors, affiliates, employees, attorneys, accountants, other agents and representatives, including engineers, financial advisors, current and prospective lenders and debt securities underwriters who are participating in the evaluation of the Company and Dollar Express and the Contemplated Transactions or who otherwise need to know the Confidential Information in connection with any investigation of the Company and Dollar Express or the negotiation, preparation or performance of this Agreement or any document to be delivered hereunder or for the purpose of evaluating the Company and Dollar Express and/or the Contemplated Transactions; and (b) not to use the Confidential Information for any purpose other than (i) in connection with the evaluation and/or consummation of the Contemplated Transactions; (ii) to the extent necessary to obtain the termination of the waiting period under the HSR Act or to obtain any required consents; or (iii) to enforce such party's rights and remedies under this Agreement. The obligations of each party hereto under this Section 6.1 shall terminate two years from the date of this Agreement. If the Closing is not consummated, each party upon the request of the other party shall destroy or return to such party all Confidential Information which is in writing or can otherwise be destroyed or returned, including without limitation, the Private Placement Memorandum of the Company prepared by Legg Mason Wood Walker and dated August 1998, and will so certify to the parties hereto.

                  6.2. Restriction on Certain Discussions and Actions. Until the Closing Date or earlier if this Agreement is terminated in accordance with its terms, the Company, Dollar Express and the Management Shareholders will refrain, and will cause their Affiliates, and each of the respective officers, directors, employees, attorneys, accountants and other agents and representatives, to refrain, from taking any action, directly or indirectly, to solicit, encourage, initiate or participate in any way in discussions or negotiations with, or furnish any information with respect to the Company and Dollar Express to any Person (other than the Purchaser and its representatives) in connection with any possible or proposed sale of capital stock, sale of a substantial portion of the assets, merger or other business combination involving the Company or Dollar Express , or the acquisition of an equity interest in the Company or Dollar Express, or any similar transaction involving the Company or Dollar Express , or any other transaction (including any recapitalization, refinancing or reorganization) which could impair the ability of the Company, Dollar Express or any of the Management Shareholders to consummate the Contemplated Transactions ("Alternative Transaction"). The Company, Dollar Express and each of the Management Shareholders will cease and cause to be terminated any existing activities, discussions or negotiations with any other Person conducted heretofore with respect to any Alternative Transaction and will promptly notify the Purchaser following receipt of any request by any Person (other than the Purchaser or its representatives) relating to any possible Alternative Transaction or information concerning the business, properties, assets, financial condition, results of operations or prospects of the Company or Dollar Express. The Company, Dollar Express and each of the Management Shareholders agree that none of them will (without the Purchaser's prior written consent) disclose any of the terms of this Agreement or the matters referred to herein to any other prospective acquiror of the Company or Dollar Express until this Agreement is terminated in accordance with its terms if at all.

                  6.3. Conduct of Business. During the period from the date of this Agreement to the Closing Date or earlier if this Agreement is terminated in accordance with its terms, the Company, Dollar Express and each of the Management Shareholders (i) agree to cause the Business to be conducted in the ordinary course consistent with past practices, (ii) will not cause or permit any of the events, facts or circumstances described in Sections 4.13 to occur (except as otherwise expressly permitted by this Agreement), and (iii) with respect to the Business and Dollar Express, will:

                       (a) not acquire or agree to acquire (i) by merging or consolidating with, or by purchasing any of the equity interests of or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (ii) any assets that are material, individually or in the aggregate, to Dollar Express, except purchases of inventory and other assets in the ordinary course of business consistent with past practice and capital expenditures permitted by subsection (c) below;

                       (b) not (i) incur any indebtedness involving borrowed money in excess of $5,000 in the aggregate, including (x) guaranteeing any such indebtedness of another Person, (y) issuing or selling any debt securities or warrants or other rights to acquire any debt securities of any of Dollar Express, or (z) guaranteeing any debt securities of another Person, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business consistent with past practices;

                       (c) not make or agree to make any capital expenditures which in the aggregate are in excess of $50,000 other than as may be contemplated by any capital expenditure commitments or plans described in
Schedule 6.3(c) attached hereto;

                       (d) not change a corporate name or permit the use thereof by any other Person;

                       (e) not (i) cause or voluntarily permit the termination of any Benefit Plan, (ii) voluntarily permit any Prohibited Transaction involving any Benefit Plan, (iii) fail to pay to any Benefit Plan any contribution which they are obligated to pay under the terms of such Benefit Plan, or (iv) allow or suffer to exist any occurrence of any event or condition, which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any Benefit Plan;

                       (f) not enter into any new, or amend or otherwise alter any existing, Benefit Plan;

                       (g) not, except in the ordinary course of business consistent with past practices, (i) remove any fixtures, equipment or personal property from any of the real property; (ii) enter into any Contract which would be required to be disclosed in Schedule 4.14 attached hereto; (iii) sell, discount or otherwise dispose of any accounts receivable (except by collection in the ordinary course of business); (iv) cancel or compromise any indebtedness or Claim, or waive or release any rights of material value or (v) change, modify or alter the return policy for merchandise sold by Dollar Express;

                       (h) not (i) make a material change in the character of its Business or in the properties or assets of Dollar Express, or enter into any new business or relocate any of their facilities or acquire any additional operations or business; and (ii) not terminate, discontinue, close or dispose of any facility or business operation;

                       (i) pay when due all Taxes lawfully levied or assessed against Dollar Express before any penalty or interest accrues on any unpaid portion thereof and to file all tax returns when due (including applicable extensions);

                       (j) use its best efforts to maintain the facilities, assets and properties of Dollar Express in good operating repair, order and condition, reasonable wear and tear and loss by casualty to the extent covered by insurance excepted, and notify the Purchaser immediately upon any loss of, damage to, or destruction of any of the facilities, assets or properties of Dollar Express, whether or not covered by insurance;

                       (k) maintain in full force and effect insurance coverage of the types and in the amounts set forth in Schedule 4.17 attached hereto;

                       (l) promptly advise the Purchaser in writing of the commencement of, any known threat to commence, and of any material developments or changes in any, pending or threatened litigation against the Company, Dollar Express or any of the Management Shareholders of the type and nature which would be required to be disclosed in Schedule 4.7 attached hereto;

                       (m) use its best efforts to maintain in full force and effect each, and not cause or permit to occur any Default by Dollar Express under any, Contract, License or Permit required to be listed in any Schedule to this Agreement and, until the Closing Date, pay all accounts payable in the ordinary course of its business consistent with past practices;

                       (n) not cause or permit to occur a violation of any Laws applicable to Dollar Express except for such immaterial violations which individually or in the aggregate will not have a Material Adverse Effect on Dollar Express;

                       (o) not cause, suffer or permit the creation or attachment of any Lien (other than Permitted Liens) on any of the assets of or Dollar Express;

                       (p) use its best efforts to (i) preserve the business organization of Dollar Express intact (except as contemplated by the Restructuring), (ii) keep available the services of each of Dollar Express' Employees except for those Employees hired solely to work for Dollar Express during the 1998 Christmas season, (iii) preserve the goodwill of the customers and others having business relations with Dollar Express and (iv) maintain the corporate existence of Dollar Express;

                       (q) use its best efforts to not take or voluntarily permit any action, or voluntarily omit to take any action, that would render untrue any of Dollar Express' representations or warranties set forth in this Agreement; and

                       (r) advise the Purchaser in writing of any information which, if known at the time of preparation, would have materially affected the projections of Dollar Express' operating income attached hereto as Schedule 4.11B.

                  6.4. Conduct of the Company. Except for the execution of documents, agreements and instruments at the Closing in order to consummate the Contemplated Transactions, and except for the execution, delivery and filing of documents and instruments prior to the Closing to effect the Restructuring, prior to the Closing, the Management Shareholders will not cause or permit the Company to incur, directly or indirectly, through any subsidiary or Affiliate, any Liabilities, engage in any business activities of any type of kind whatsoever, or enter into any arrangements with any Person of any type or kind whatsoever other than as contemplated by this Agreement, or to:

                       (a) cause or permit to occur a violation, in any material respect, of any Laws applicable to the Company;

                       (b) fail to maintain its existence as a corporation;

                       (c) permit any action, or omit to take any action, that would render untrue any of its representations or warranties set forth in this Agreement; or

                       (d) take any action or refrain from taking any action if the result of such action or inaction, if taken after Closing, would implicate the approval rights set forth in the amendments to the Company's Bylaws relating to governance, as the same will be amended on the Closing Date in substantially the form of Exhibit H hereto, or Section 4 of the Designation Statement.

                  6.5. Notice of Certain Events.

                       (a) Prior to the Closing, the Company, Dollar Express and each of the Management Shareholders, jointly and severally, covenant and agree to provide the Purchaser with prompt notice of (i) any event, fact or circumstance known to them which could reasonably be expected to have a Material Adverse Effect on the Company or Dollar Express, (ii) any representation or warranty made by any of them contained in this Agreement which has become known to them to be untrue or inaccurate in any material respect or (iii) the known failure by any of them to comply with or satisfy in any material respect any covenant, agreement or condition to be complied with or satisfied under this Agreement, within the time frame set forth in this Agreement; provided, however, that such notification shall not excuse or otherwise affect the representations, warranties, covenants or agreements of the parties, or the conditions to the obligations of the parties, under this Agreement.

                       (b) Prior to the Closing, the Purchaser covenants and agrees to provide the Company, Dollar Express and the Management Shareholders with prompt notice of (i) any event, fact or circumstance which could reasonably be expected to have a Material Adverse Effect on the Purchaser, (ii) any representation or warranty made by it contained in this Agreement which has become known to them to be untrue or inaccurate in any material respect or (iii) the known failure by it to comply with or satisfy in any material respect any covenant, agreement or condition to be complied with or satisfied by it under this Agreement, within the time frame set forth in this Agreement; provided, however, that such notification shall not excuse or otherwise affect the representations, warranties, covenants or agreements of the parties, or the conditions to the obligations of the parties, under this Agreement. In addition, the Purchaser will provide to the Company, Dollar Express and the Management Shareholders correct and complete copies of all signed commitment letters received prior to the Closing Date from financing sources, if any.

                  6.6. Cooperation; Access to Books and Records. The Company, Dollar Express and each of the Management Shareholders will cooperate generally with the Purchaser in connection with the Contemplated Transactions and, until the Closing Date or earlier if this Agreement is terminated in accordance with its terms, shall afford to the Purchaser, its agents, attorneys, accountants and other authorized representatives, including engineers, financial advisers, current and prospective lenders and debt underwriters, reasonable access to all of the properties, assets, financial condition, operations, books, records, files, correspondence, computer output, data, files, log books, technical and operating manuals and other materials of the Company and Dollar Express (including those in the possession or control or their accountants, attorneys and any other third party), as the case may be, for the purpose of permitting the Purchaser to make such due diligence investigation and examination of the business, assets, properties and Books and Records of the Company and Dollar Express as the Purchaser, in its discretion, shall deem to be reasonably necessary or appropriate. Any such investigation, access and examination shall be conducted during regular business hours and upon reasonable prior notice under the circumstances and will be conducted in a manner that will not materially disrupt the operation of the Business. The Company, Dollar Express and each of the Management Shareholders will cause its and his counsel, accountants and representatives, and the Company's and Dollar Express' directors, officers and employees, to cooperate fully with the employees and representatives of the Purchaser in connection with such investigation, access and examination. The results of such investigation and examination shall not relieve the Company, Dollar Express or the Management Shareholders from its or his obligations with respect to the representations and warranties made in this Agreement or reduce the Purchaser's right to pursue such remedies at Law or hereunder, as it would otherwise have in the absence of having conducted such investigation. The Purchaser will not contact any employee, customer or supplier of the Company or Dollar Express without the prior consent of the Company or Dollar Express, as the case may be, which consent will not be unreasonably withheld, delayed or conditioned. The Purchaser agrees to treat all of the information learned in connection with any examination performed by it pursuant to this Section 6.6 as Confidential Information for purposes of Section 6.1 hereof.

                  6.7. Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, the parties shall use their good faith best efforts to take, or cause to be taken, without any party being obligated to make any payment or payments to any third party or parties which, individually or in the aggregate, is material and is not otherwise due, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Closing, and the other Contemplated Transactions, including (a) obtaining all required consents and the termination of the waiting period under the HSR Act, (b) defending any litigation or Claims challenging this Agreement or the consummation of any of the Contemplated Transactions, including, if the circumstances warrant, seeking to have any stay or temporary restraining court order vacated or reversed, and
(c) the execution and delivery of any additional documents, agreements and instruments (in form and substance reasonably satisfactory to the parties) necessary to consummate the Contemplated Transactions by, and to fully carry out the purposes of, this Agreement.

                  6.8. Amendment to Articles of Incorporation. The Company shall take all action necessary, in accordance with applicable law and its Articles of Incorporation and Bylaws, to effect the Company Articles Amendment, and Dollar Express shall take all action necessary, in accordance with applicable law and its Articles of Incorporation and By-laws, to effect the Dollar Express Articles Amendment.

                  6.9. Offer of Employment. The Company and Dollar Express shall, continue to offer employment as of the Closing Date to each Employee in a substantially similar position and location and, in each case, at a rate of pay substantially similar to such Employee's rate of pay in effect, and with such benefits as shall be substantially similar to such Employee's benefits (including Employee Benefit Plans and Benefit Arrangements) in effect, on the business day immediately preceding the Closing Date.

                  6.10. Restructuring. The Company, Dollar Express and the Management Shareholders shall complete the Restructuring in a manner which complies with all applicable Laws and so as not to result in any misstatement or omission from a representation, or a breach of a warranty or covenant of the Company, Dollar Express or the Management Shareholders contained herein.


                                   ARTICLE VII
                               TAX RELATED MATTERS


                  7.1. S Elections. The Company, Dollar Express and the Management Shareholders, jointly and severally, represent and warrant to the Purchaser as follows:

                       (a) Federal. Dollar Express duly and properly filed an election to be an S corporation and such election is currently in effect (except to the extent terminated by Closing as of the Effective date), under Section 1362 of the Code and the rules and regulations promulgated thereunder. Such election has been in effect without interruption, including without limitation any inadvertent termination which has been reinstated, since formation of Dollar Express (the "S Election Date"). Since the S Election Date, each of the Management Shareholders and each former shareholder of Dollar Express, if any, has been a permitted shareholder under Section 1361 of the Code and the rules and regulations promulgated thereunder.

                       (b) State. In each state in which Dollar Express does business, either Dollar Express' federal S election is recognized and given effect or Dollar Express has made an appropriate and timely election to be treated as an S corporation for state income taxation purposes. Any such election was made so that the time when Dollar Express was an S corporation for state taxation purposes coincided with when Dollar Express was an S corporation for federal taxation purposes.

                       (c) Corporate Returns. Except as set forth in Schedule 7.1(c),Dollar Express has duly and timely filed all information and tax returns and reports with any federal, state or local governmental taxing authority, body or agency, and all Taxes due and payable by Dollar Express, have been paid, withheld or reserved for or, to the extent they relate to periods on or prior to the date of the latest Financial Statements, are reflected as a Liability on the balance sheet included therein.

                       (d) Management Shareholders' Taxes. The Management Shareholders have paid all federal, state, local and foreign income and other taxes due and payable by them with respect to income reported to them by Dollar Express as attributable to Dollar Express' operations.

                       (e) Employee Taxes. Dollar Express has properly withheld all amounts required by law to be withheld for income taxes and unemployment taxes, including without limitation, with respect to social security and unemployment compensation, relating to its employees, and has remitted all withheld amounts required to be remitted to the appropriate taxing authority, agency or body.

                       (f) Audit Information. Dollar Express' federal and state income tax information has never been audited. Except as set forth in Schedule 7.1(f), Dollar Express has not entered into any agreements for the extension of time for the assessment of any tax or tax delinquency, and neither the Company, Dollar Express nor any Management Shareholder has received any outstanding and unresolved notices from the Internal Revenue Service or other state, local or foreign taxing authority, agency or body of any proposed audit or examination or of any proposed change in reported information which may result in a deficiency or assessment against the Company, Dollar Express or the Management Shareholders and there are no suits, actions, Claims, investigations, inquiries or proceedings now pending against the Company, Dollar Express or any Management Shareholders in respect of taxes, governmental charges or assessments.

                       (g) Liens. There are no Liens for Taxes upon any of Dollar Express' assets except Permitted Liens, provided that adequate reserves have been provided therefor and are reflected in the Financial Statements.

                       (h) Extensions. Dollar Express has not requested any extension of time within which to file a Tax or information return, which return has not since been filed.

                       (i) Contracts. Dollar Express is not a party to any Contract or arrangement pursuant to which Dollar Express has any Liability for taxes arising from operation of the business of such other entity.

                       (j) Adjustments. Dollar Express has not agreed to make and is not required to make, any adjustment under Section 481 of the Code for any period ending after the Closing Date by reason of a change of accounting method or otherwise.

                  7.2. Tax Liability in Year of Closing. The Purchaser and the Management Shareholders acknowledge that after the Closing Date Dollar Express will no longer be eligible to be an S corporation because the Purchaser is not eligible to be a shareholder of an S corporation, and agree that they will make an election under Section 1362(e)(3) of the Code to close the books of account of Dollar Express as of the Effective Date, and that any tax Liability in respect of Dollar Express income in the taxable year in which Closing occurs shall be determined in accordance with such election.

                  7.3. Covenants Regarding Distributions. From the date hereof until the Closing Date, neither the Company nor Dollar Express will, and the Management Shareholders will not cause or permit the Company or Dollar Express to, make any distributions to the Management Shareholders except as permitted by this Section 7.3. On January 1, 1999, Dollar Express declared and paid a distribution in the amount of the Notes. The aggregate original principal amount of the Notes shall be equal to the sum of Fifty-Five Million Dollars ($55,000,000) plus the product of fifty percent (50%) times Dollar Express' cash-on-hand at January 15, 1999 (the distribution of available cash hereinafter referred to as the "1998 Distribution"), provided that all expenses relating to the Business which were incurred but not paid in 1998 (including, without limitation, payroll) and the Company's January lease payments shall be paid by Dollar Express prior to calculating the 1998 Distribution. Notwithstanding the foregoing, the 1998 Distribution shall only be paid to the extent that Dollar Express' cash-on- hand less the 1998 Distribution equals or exceeds Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000). As soon as practicable following the issuance of the Notes, Dollar Express shall provide to the Purchaser evidence of the amount of Dollar Express' cash-on-hand at January 15, 1999.

                  7.4. 1998 Tax Distribution. Dollar Express and the Management Shareholders represent and warrant that Dollar Express distributed Two Million Five Hundred Thousand Dollars ($2,500,000) to the Management Shareholders in December 1998 (the "1998 Tax Distribution") to fund the tax obligations of the Management Shareholders attributable to Dollar Express' operations in 1998 (the "1998 Tax Obligation").

                  7.5. Purchaser Indemnifications.

                       (a) The Purchaser agrees that Dollar Express shall indemnify, defend and hold harmless each Management Shareholder, from and against any and all Liabilities with respect to Taxes imposed upon a Management Shareholder as a result of an adjustment or change, including any increase in items of income or gain or any decrease in items of Loss, deduction or credit reported to such Management Shareholder by Dollar Express with respect to the period of time when Dollar Express was an S Corporation, but only to the extent that such adjustment or change consists of: (i) an increase in the item of Dollar Express' income or gain with respect to an S Year and a corresponding decrease in an item of income or gain with respect to a C Year; or (ii) a decrease in an item of Loss, deduction or credit reported to a Management Shareholder by Dollar Express with respect to an S Year and a corresponding increase in an item of Loss, deduction or credit with respect to a C Year. Any payment with respect to Liability with respect to Taxes shall be paid in cash by the Purchaser, the Company or Dollar Express no later than ten (10) days prior to the due date of any payment required to be made by the Management Shareholder with respect to such taxes.

                       (b) In the event any Taxes as to which an amount shall have been paid to a Management Shareholder by the Purchaser, the Company or Dollar Express pursuant to Section 7.4(a) are subsequently refunded or repaid to such Management Shareholder, such Management Shareholder agrees to repay to the Purchaser, the Company or Dollar Express, as the case may be, such refund or repayment, less any net tax cost incurred by the Management Shareholder with respect to such amounts.

                       (c) Each Management Shareholder agrees to prepare his income tax returns with respect of the taxable year in which the Closing Date occurs consistent with the manner in which each item of income, loss, deduction and credit of Dollar Express is reported by Dollar Express to each such Management Shareholder.

                  7.6. Management Shareholders' Indemnifications.

                       (a) Each Management Shareholder, individually on a pro rata basis in accordance with the number of Issued Dollar Express Shares owned by each Management Shareholder on the Closing Date agrees to indemnify, defend and hold harmless Dollar Express, from and against any and all Liabilities with respect to taxes imposed upon Dollar Express as a result of an adjustment or change, including any increase in items of income or gain or any decrease in items of loss, deduction or credit of Dollar Express, whether before, during or after the period of time when Dollar Express was an S Corporation, but only to the extent that such adjustment or change (i) results from the invalidity or termination of Dollar Express' S Corporation election for any reason other than the Closing, or (ii) consists of (A) an increase in an item of Dollar Express' income or gain in any C Year and a corresponding decrease in an item of income or gain reported to the Management Shareholders by Dollar Express with respect to an S Year; (B) a decrease in an item of loss, deduction or credit reported by Dollar Express in any C Year and a corresponding increase in an item of loss, deduction or credit with respect to an S Year. Any payment with respect to a Liability with respect to Taxes shall be paid in cash by the Management Shareholders no later than ten (10) days prior to the due date of any payment required to be made by Dollar Express with respect to such taxes.

                       (b) In the event any taxes as to which an amount shall have been paid to Dollar Express by the Sellers pursuant to Section 7.5(a) are subsequently refunded or repaid to Dollar Express, Dollar Express agrees to repay to the Management Shareholders such refund or a payment, less any net tax costs incurred by Dollar Express with respect to such amounts.

                       (c) In the event that the S Corporation election of Dollar Express is terminated prior to the Closing Date for any reason other than the Closing, each of the Management Shareholders and the Purchaser agrees to, or to cause Dollar Express to, take such steps as are reasonably necessary to obtain relief of such termination pursuant to Section 1362(f) of the Code and the regulations thereunder.

                  7.7. Tax Contest. Any Management Shareholder (a "Notified Shareholder") receiving notice of (i) an intention by a taxing authority to audit any return of the Management Shareholders which includes any item of income, gain, deduction, loss or credit reported by Dollar Express with respect to any S Year, shall inform Dollar Express and the Purchaser, in writing, of the intended audit within fifteen (15) days after receipt of such notice, or (ii) a proposed adjustment to such an item, shall give notice to Dollar Express of the proposed adjustment within fifteen (15) days after receipt of a notice of proposed adjustment from a taxing authority. A failure on the part of a Notified Shareholder to provide such notice to Dollar Express and the Purchaser on a timely basis shall not relieve Dollar Express of its obligation of indemnification under Section 7.4 unless such failure materially prejudices the ability of Dollar Express or the Purchaser to cause the proposed adjustment to be contested. Dollar Express may, upon giving written notice to the Notified Shareholder, request that the Notified Shareholder contest such proposed adjustment. If Dollar Express shall request that a proposed adjustment be contested, then the Notified Shareholder shall either, at Dollar Express' expense, contest (or engage representatives to contest) the proposed adjustment or permit Dollar Express and its representatives to contest the proposed adjustment (including pursuing all administrative and judicial appeals and processes). The Management Shareholders shall not make, accept or enter into a settlement or other compromise with respect to any Taxes that are the subject of indemnification under this Agreement, or forego or terminate any proceeding relating to a proposed adjustment without the consent of the Purchaser, which shall not be unreasonably withheld or delayed. Procedures similar to those set forth in this Section 7.6 shall apply to any proposed adjustment with respect to which the Management Shareholders may be obligated to indemnify Dollar Express with respect to any Liability for Taxes. Nothing in this Section 7.6 shall limit Dollar Express' or the Management Shareholders' obligations to indemnify the Management Shareholders or the Purchaser pursuant to Section 7.4 or 7.5 hereof if the indemnifying party decides not to contest, or abandons its prior decision to contest, a proposed adjustment.


                                  ARTICLE VIII
               CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS

                  The obligation of the Purchaser to consummate the Contemplated Transactions on the Closing Date is subject to the satisfaction, on or prior to the Closing Date and as of the Closing Date, of the following conditions, any of which may be waived in writing by the Purchaser:

                  8.1. Representations, Warranties and Covenants.

                       (a) Each of the representations and warranties of the Company, Dollar Express and the Management Shareholders contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date.

                       (b) The Company, Dollar Express and the Management Shareholders shall have performed and complied with the covenants and provisions of this Agreement required to be performed or complied with by it or them at or prior to the Closing Date.

                       (c) The Purchaser shall have received certificates of the Company and of Dollar Express dated as of the Closing Date and signed by an officer of each, certifying as to the fulfillment of the conditions set forth in this Section 8.1.

                  8.2. Opinion of the Company's Counsel. The Purchaser shall have received an opinion or opinions of counsel for the Company, dated the Closing Date, substantially in the form annexed hereto as Exhibit D.

                  8.3. Delivery of Documents. The Company shall have executed and delivered to the Purchaser the documents listed in Section 3.3, and Dollar Express shall have executed and delivered to the Purchaser the documents listed in Section 3.4. In addition, the Company and/or the Management Shareholders, as applicable, shall have executed the following documents:

                       (a) The Liquidity Event Warrant in substantially the form of Exhibit C hereto;

                       (b) An Investor Rights Agreement in substantially the form of Exhibit E hereto; and

                       (c) A Registration Rights Agreement in substantially the form of Exhibit F hereto; and

                       (d) The Employment Agreements in substantially the form of Exhibit G hereto.

                  8.4. Bank Debt. The Borrowings shall be fully funded and loaned to the Company and Dollar Express at the Closing contemporaneously with the Closing, pursuant to agreements containing terms and conditions acceptable to the Purchaser, the Company and Dollar Express.

                  8.5. Other Conditions Precedent to the Purchaser's
Obligations.

                       (a) The Management Shareholders shall have completed the Restructuring in accordance with the terms and conditions of this Agreement.

                       (b) The Company and Dollar Express shall have obtained or made all approvals, consents, Permits, Orders, waivers, filings, notices, registrations and applications set forth in Schedule 4.6 hereto, each of which shall be in full force and effect.

                       (c) Neither the Company nor Dollar Express shall not have discontinued any line of business or changed in any material respect the nature of its business since the Financial Statement Date. The management of the Business in place at the Financial Statement Date shall continue to be in the employment of Dollar Express.

                       (d) There shall be no injunction, writ, temporary restraining order or any Order of any nature issued by any Governmental Body directing that the Contemplated Transactions not be consummated. There shall not have been any action taken or threatened or proposed to be taken, or any statute, rule, regulation, judgment, order or injunction proposed, sought, promulgated, enacted, entered, enforced or deemed applicable to this Agreement or the Contemplated Transactions, by or before any Governmental Body, that in the reasonable judgment of the Purchaser might prohibit consummation of the transactions contemplated in this Agreement.

                       (e) INTENTIONALLY OMITTED.

                       (f) The Purchaser shall have received in form and substance reasonably satisfactory to it a letter from the Company to the Internal Revenue Service and all relevant state taxing authorities terminating the Company's S election as of the Effective Date, which letter shall be delivered to the Internal Revenue Service and all relevant state taxing authorities upon Closing or as soon as practicable thereafter.

                       (g) The Company Articles Amendment and the Dollar Express Articles Amendment shall have been approved and adopted by the stockholders of each of the Company or Dollar Express, as the case may be, as contemplated by
Section 6.6 and shall have been duly filed with the Secretary of State of the Commonwealth of Pennsylvania, in each case.

                       (h) The Bylaws of the Company and Dollar Express shall have been amended to be in substantially the form of Exhibit H and Exhibit I, respectively, hereto.

                       (i) The Stock Option Plan of the Company shall have been adopted in substantially the form of Exhibit J hereto. The Stock Option Plan of Dollar Express shall have been terminated.

                       (j) All proceedings to be taken and all agreements, instruments and documents to be executed and delivered by the Company, Dollar Express and the Management Shareholders in connection with the consummation of the Contemplated Transactions shall be reasonably satisfactory in form and substance to the Purchaser and its counsel.


                                   ARTICLE IX
             CONDITIONS PRECEDENT TO THE COMPANY'S, DOLLAR EXPRESS'
                  AND THE MANAGEMENT SHAREHOLDERS' OBLIGATIONS

                  The obligation of the Company, Dollar Express and the Management Shareholders to consummate the Contemplated Transactions on the Closing Date is, at the option of the Company, Dollar Express and the Management Shareholders, subject to the satisfaction, on or prior to the Closing Date and as of the Closing Date, of the following conditions, any of which may be waived in writing by the Company, Dollar Express and the Management Shareholders:

                  9.1. Representations, Warranties and Covenants.

                       (a) Each of the representations and warranties of the Purchaser contained herein, as such may be amended from time to time, shall be true and correct on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date, it being understood that to the extent that such representations and warranties were made as of a specified date the same shall continue on the Closing Date to be true and correct in all material respects as of the specified date.

                       (b) The Purchaser shall have performed and complied with the covenants and provisions in this Agreement required herein to be performed or complied with by it at or prior to the Closing Date.

                       (c) The Company shall have received a certificate of the Purchaser, dated as of the Closing Date and signed by an officer of each entity comprising the Purchaser, certifying as to the fulfillment of the conditions set forth in this Section 9.1.

                  9.2. Bank Debt. The Borrowings shall be fully funded and loaned to the Company and Dollar Express at the Closing contemporaneously with the Closing, pursuant to agreements containing terms and conditions acceptable to the Purchaser, the Company and Dollar Express.

                  9.3. Other Conditions Precedent to the Company's Obligations.

                       (a) The Management Shareholders shall have completed the Restructuring in accordance with the terms and conditions of this Agreement.

                       (b) The Purchaser shall have obtained or made all approvals, consents, Permits, Orders, waivers, filings, notices, registrations and applications set forth in Schedule 5.3 hereto, each of which shall be in full force and effect.

                       (c) There shall be no injunction, writ, temporary restraining order or any Order of any nature issued by any Governmental Body directing that the Contemplated Transactions not be consummated. There shall not have been any action taken or threatened or proposed to be taken, or any statute, rule, regulation, judgment, order or injunction proposed, sought, promulgated, enacted, entered, enforced or deemed applicable to this Agreement or the Contemplated Transactions, by or before any Governmental Body, that in the reasonable judgment of the Purchaser might prohibit consummation of the transactions contemplated in this Agreement.

                       (d) All proceedings to be taken and all agreements, instruments and documents to be executed and delivered by the Purchaser in connection with the consummation of the Contemplated Transactions shall be reasonably satisfactory in form and substance to the Company and its counsel.


                                    ARTICLE X
                       INDEMNIFICATION AND RELATED MATTERS

                  10.1. By the Management Shareholders. Subject to the provisions of this Article X and notwithstanding the tax indemnifications provided for in Section 7.5 hereof, the Management Shareholders, jointly and severally, agree to indemnify, defend and hold the Purchaser, on the one hand, or the Company and Dollar Express, on the other hand, (as contemplated by Section 10.7) harmless from and against all Damages resulting from or arising out of:

                        (a) the failure of any of the representations or warranties of the Company, Dollar Express or the Management Shareholders contained in this Agreement or in any certificate delivered by the Company, Dollar Express or the Management Shareholders at the Closing pursuant to this Agreement to have been true and correct when made and on and as of the Closing Date;

                        (b) the failure of the Company, Dollar Express or the Management Shareholders to comply with any of their respective covenants contained in this Agreement;

                        (c) the operation of the Business prior to the Closing Date; and

                        (d) any Legal Proceeding arising out of the items referred to in subsections (a), (b) and (c) above.

                  10.2. By the Purchaser. Subject to the provisions of this
Article X and notwithstanding the tax indemnifications provided for in Section
7.4 hereof, (i) the Advent Entities, jointly and severally, (ii) Guayacan, severally and not jointly with the Advent Entities or DEI, and (iii) DEI, severally and not jointly with the Advent Entities or Guayacan, agree to indemnify, defend and hold the Company, Dollar Express and the Management Shareholders harmless from and against all Damages resulting from or arising out of:

                        (a) the failure of any of the representations and warranties made by such entity contained in this Agreement or in any certificate delivered by such entity at the Closing pursuant to this Agreement to have been true and correct when made and on and as of the Closing Date;

                        (b) the failure of such entity to comply with any of the covenants to be performed or complied by it contained in this Agreement; and

                        (c) any Legal Proceeding arising out of the items referred to in subsections (a) or (b) above.

                  10.3. Limitation on Indemnification Liabilities. No Claim for indemnification under Sections 10. l (a) or (d) (but only to the extent subsection (d) relates to a breach of a representation or warranty referred to in Section 10.1(a)), or under Section 10.2(a) or (c) (but only to the extent subsection (c) relates to a breach of a representation or warranty referred to in Section 10.2(a)), may be brought or maintained unless and until the aggregate dollar amount of all Damages sought to be indemnified against under such aforesaid Sections exceeds Five Hundred Thousand Dollars ($500,000) (the "Threshold Amount"), and then such Claim may be brought for the full amount of such Damages up to, but not exceeding, the aggregate sum of Fifty-Five Million Dollars ($55,000,000) (the "Maximum Amount"); provided, however, that any amounts owing in respect of Section 4.22 or Section 5.6 hereof shall not be included in either the Threshold Amount or the Maximum Amount.

                  10.4. Survival of Representations, Warranties and Covenants. The parties hereto agree that the representations and warranties made in this Agreement shall survive for a period ending on the second anniversary of the Closing Date; provided, however, that (i) the representations and warranties in
Article VII (Taxes) and Section 4.20 (ERISA Matters) shall survive for the period of the statute of limitations applicable to the matters represented and warranted therein, (ii) the representations and warranties in Section 4.25 (Year 2000 Compliance) shall survive for a period ending on the fourth anniversary of the Closing Date; and (iii) the representations and warranties in Section 4.2

(Authorization), Section 4.9 (Title to Assets), and Section 5.2 (Authorization) shall survive indefinitely.

                  10.5. Notice of Indemnification. In the event any Legal Proceeding shall be threatened or instituted or any Claim or demand shall be asserted by any Person in respect of which payment may be sought by one party hereto from the other party under the provisions of Sections 10.1(a) or (d) (but only to the extent subsection (d) relates to a breach of a representation or warranty referred to in Section 10.1(a)), or under Sections 10.2(a) or (c) (but only to the extent subsection (c) relates to a breach of a representation or warranty referred to in Section 10.2(a)), for breach of any of the representations and warranties set forth herein, the party seeking indemnification (the "Indemnitee") shall promptly cause written notice of the commencement of such Legal Proceeding or the assertion of any such Claim, of which it has knowledge and which is covered by this indemnity, to be forwarded to the other party (the "Indemnitor"); provided, however, that failure of the Indemnitee to give the Indemnitor notice promptly as provided in this Section shall not relieve the Indemnitor of its obligations hereunder except to the extent that the Indemnitor shall have been prejudiced by such failure. In all events, notice must be received by the Indemnitor prior to the expiration of the survival terms of the underlying representations and warranties as described in
Section 10.4 above. Any notice of a Legal Proceeding or a Claim by reason of breach of any of the representations, warranties or covenants contained in this Agreement shall state in reasonable detail the representation, warranty or covenant with respect to which the Claim is made, the facts giving rise to an alleged basis for the Claim, and the amount of the Liability asserted against the Indemnitor by reason of the Claim.

                  10.6. Indemnification Procedure for Third-Party Claims. Except as otherwise provided herein, in the event of the initiation of any Legal Proceeding against an Indemnitee by a third party, the Indemnitor shall be entitled to assume the defense thereof, at the Indemnitor's sole expense. If the Indemnitor assumes the defense of any Legal Proceeding, it will not settle the Legal Proceeding without the prior written consent of the Indemnitee (which shall not be unreasonably withheld or delayed). The Indemnitee shall cooperate in all reasonable respects with the Indemnitor and its attorneys in the investigation, trial and defense of any Legal Proceeding and any appeal arising therefrom (including the filing in the Indemnitee's name of appropriate cross claims and counterclaims). The Indemnitee may, at its own cost, participate in any investigation, trial and defense of such Legal Proceeding controlled by the Indemnitor and any appeal arising therefrom. If after receipt of a written notice pursuant to Section 10.5 hereof, the Indemnitor does not undertake to defend any such Legal Proceeding, the Indemnitee may, but shall have no obligation to, contest or defend against any Legal Proceeding and the Indemnitor shall be bound by the result obtained with respect thereto by the Indemnitee (including, without limitation, the settlement thereof without the consent of the Indemnitor). If there are one or more legal defenses available to the Indemnitee that conflict with those available to the Indemnitor, the Indemnitee shall have the right, at the expense of the Indemnitor, to assume the defense of the Legal Proceeding; provided, however, that the Indemnitee may not settle such Legal Proceeding without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.

                  10.7. Payment of Indemnification Amounts. Amounts determined to be owing under Sections 10.1 or 10.2 hereof by an Indemnitor to an Indemnitee in respect of any Third Party Claim shall be payable by the Indemnitor as incurred by the Indemnitee. All other amounts owed under Sections 10.1 or 10.2 by an Indemnitor to an Indemnitee shall be paid upon admission or other final determination of liability under such Sections.

                        (a) Indemnification owed by the Management Shareholders under Section 10.1 hereof shall be paid to the Company if payment of such indemnity meets either of the following criteria:

                            (i) such indemnity relates to a pre-Closing fact,
circumstance or liability which, had it been known prior to Closing, would not have been taken into account in determining EBITDA for any period ending on or prior to December 31, 1998, and payment of the indemnity will put the Company and the Purchaser in the same position each would have been in had the item giving rise to the indemnity not occurred; or

                            (ii) such indemnity involves an extraordinary
non-recurring item and payment of the indemnity will put the Company and the Purchaser in the same position each would have been in had the item giving rise to the indemnity not occurred.

                        (b) Indemnification owed by the Management Shareholders under Section 10.1 hereof shall be paid in cash to the Purchaser (in which case such item shall be multiplied by 10.09 and by the Purchaser's fully diluted percentage ownership of the Company), if such indemnity relates to any other fact, circumstance or liability which is not an extraordinary non-recurring item addressed under Section (a)(ii) above and which, had it been known prior to Closing, would have been taken into account in determining EBITDA for any period ending on or prior to the Effective Date.

In no event shall any indemnity be paid under this Article X for items taken into account and adjusted for in the procedures set forth in Section 3.9.

                  10.8. Management Shareholders' Claims Against the Company. The Management Shareholders agree that neither of them will seek, nor will either of them be entitled to, contribution from, or indemnification by, the Company, under the Company's bylaws, this Agreement, applicable corporate laws or other laws or otherwise, in respect of amounts due from the Management Shareholders to the Purchaser under this Article X or otherwise under this Agreement, and each of the Management Shareholders will hold the Company and the Purchaser harmless in respect of all such amounts and shall not seek to join the Company in connection with any suit arising under this Agreement. The Management Shareholders also agree that they will not make claim against any directors and officers insurance policy maintained or to be maintained by the Company in respect of amounts due by the Management Shareholders to the Purchaser under this Article X or otherwise under this Agreement, if the carrier of such insurance policy would have any right of subrogation against the Company in respect of such claim and shall indemnify and hold harmless the Purchaser from any such action.

                  10.9. Indemnity by Purchaser Entities. Each of (i) the Advent Entities, (ii) Guayacan, and (iii) DEI shall be obligated to pay any indemnification pursuant to Section 10.2 hereof such that each shall be responsible for such indemnity only to the extent of its proportionate share (based on its share of the purchase price paid for the Series A Preferred Shares and Liquidity Event Warrants pursuant to Exhibit A hereof) of the Loss being indemnified. Each of the Advent Entities agrees that each Advent Entity shall have a right of contribution against each such other Advent Entity so that each Advent Entity shall be responsible to bear an indemnified Loss only to the extent of its proportionate share thereof (determined as stated above).


                                   ARTICLE XI
                                   TERMINATION

                  11.1. Termination. This Agreement may be terminated prior to the Closing Date as follows:

                        (a) By mutual written consent of the Company, Dollar Express, the Management Shareholders and the Purchaser;

                        (b) By either the Purchaser or the Company, Dollar Express, and the Management Shareholders, so long as the terminating party(ies) has(have) not breached in any material respect any of its (their) obligations hereunder, after February 15, 1999 or such later date to which the Closing may be extended by the parties hereto (such date being herein referred to as the "Outside Closing Date"), if the Closing shall not have occurred on or before such date;

                        (c) By the Company, Dollar Express or the Management Shareholders, so long as neither the Company, Dollar Express, nor the Management Shareholders has breached any of its obligations hereunder, if either (i) the Purchaser fails to perform any covenant in this Agreement when performance thereof is due and does not cure such failure within twenty (20) business days after the Company delivers written notice thereof to the Purchaser, or (ii) any condition in Article IX of this Agreement is not satisfied or capable of being satisfied on or before the Outside Closing Date;

                        (d) By the Purchaser, so long as the Purchaser has not breached any of its obligations hereunder, if either (i) the Company, Dollar Express or the Management Shareholders fails to perform any covenant in this Agreement when performance thereof is due, and does not cure the failure within twenty (20) business days after written notice by the Purchaser thereof to the non-performing party, or (ii) any condition in Article VIII of this Agreement is not satisfied or capable of being satisfied on or before the Outside Closing Date.

                  11.2. Effect of Termination. If this Agreement is terminated pursuant to Section 11.1, all rights and obligations of the parties hereunder shall terminate, except for the confidentiality covenants referenced in Section
6.2 and the rights and obligations set forth in Section 12.5 and 12.6 hereof, and except to the extent that such termination results from the willful or material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                  11.3. Expenses If No Closing. If the Closing does not occur and the Contemplated Transactions are not consummated, then, subject to the right of a non-defaulting party to pursue all of its remedies, all costs and expenses incurred in connection with this Agreement shall be paid by the Person incurring such expenses; provided, however, that if all of the conditions precedent set forth in Article IX (other than those relating to the delivery of payments, documents, agreements and instruments required to be made at Closing) shall have been satisfied, then each of the Company, Dollar Express and the Management Shareholders, jointly and severally, shall reimburse the Purchaser for all expenses incurred by it, up to a maximum of $500,000, in connection with the due diligence investigation of the Company and the negotiation, execution and delivery of this Agreement and any documents related to the Contemplated Transactions, which reimbursement shall be made promptly upon demand therefor, but in no event later than ten (10) business days after delivery of an invoice with respect thereto.


                                   ARTICLE XII
                                  MISCELLANEOUS

                  12.1. Appointment of Directors. Immediately upon receipt of the payments required by Section 3.1 through 3.4 hereof, the Company shall appoint two individuals selected by the Purchaser to its Board of Directors.

                  12.2. Additional Restructuring. As soon as practicable following the Closing Date, the Company shall initiate an additional restructuring, as a result of which all, or substantially all, of the assets and liabilities of the Dollar Express Stores will be owned by Dollar Express and all, or substantially all, of the assets and liabilities of the Spain's Cards Stores will be owned by another wholly-owned subsidiary of the Company.

                  12.3. Entire Agreement. This Agreement (with its Schedules and Exhibits) contains, and is intended as, a complete statement of all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and supersedes any and all previous agreements and understandings between the parties hereto with respect to those matters.

                  12.4. Specific Performance. The parties hereto agree that, in the event of any such breach of any representation, warranty or covenant contained herein or in the Collateral Documents, the parties will be entitled to seek a decree of specific performance, mandamus or any other appropriate remedy to enforce such provisions without any requirement that a bond be posted.

                  12.5. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to the application of the principles of conflicts or choice of laws.

                  12.6. Transfer Taxes. The Company shall pay all stamp, transfer and documentary taxes and fees imposed with respect to the transaction contemplated hereby. The Purchaser or the Company, as the case may be, shall execute and deliver to the other at the Closing any certificates or other documents as the other may reasonably request to perfect any exemption from any such transfer or documentary.

                  12.7. Expenses. Except as set forth in Section 11.3, Dollar Express shall pay and be responsible for the payment of all costs (including, without limitation, fees and disbursements of its counsel, accountants and other experts) that it, the Company, the Management Shareholders and the Purchaser have incurred or will incur in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, fees and disbursements of its counsel, accountants and other experts).

                  12.8. Public Announcements. Neither the Company nor Dollar Express (nor any of their affiliates) nor the Purchaser (nor any of its affiliates) shall prior to the Closing make any public statement, including, without limitation, any press release, with respect to this Agreement and the Contemplated Transactions, without the prior written consent of the other party (which consent may not be unreasonably withheld), except as may be required by Law.

                  12.9. Notices. All notices and other communications hereunder shall be in writing and shall be given to the Person either by hand delivery or by United States express mail, postage prepaid, or by overnight courier services guaranteeing next business day delivery, charges prepaid, to:

                  If to the Company or Dollar Express, to:

                           DE&S Holding Co.
                           Dollar Express, Inc.
                           1700 Tomlinson Road
                           Philadelphia, PA  19116
                           Attention: Bernard Spain

                  with a copy to:

                           Fox, Rothschild, O'Brien & Frankel, LLP
                           2000 Market Street, 10th Floor
                           Philadelphia, PA 19103
                           Attention: Ramon R. Obod, Esquire

                  If to the Management Shareholders, to:

                           Bernard Spain
                           1700 Tomlinson Road
                           Philadelphia, PA  19116

                           Murray Spain
                           1700 Tomlinson Road
                           Philadelphia, PA 19116

                  with a copy to:

                           Fox, Rothschild, O'Brien & Frankel, LLP
                           2000 Market Street, 10th Floor
                           Philadelphia, PA 19103
                           Attention:  Ramon R. Obod, Esquire

                  If to the Advent Entities, to:

                           c/o Advent International Corporation
                           75 State Street
                           Boston, MA  02109
                           Attention: David M. Mussafer
                  with a copy to:

                           Pepper Hamilton LLP
                           3000 Two Logan Square
                           Eighteenth and Arch Streets
                           Philadelphia, PA 19103-2799
                           Attention: Julia D. Corelli, Esquire

                  If to Guayacan, to:

                           Advent Morro Equity Partners
                           Banco Popular Building, Suite 903
                           206 Calle Tetuan
                           San Juan, Puerto Rico 00902
                           Attention: Cyril Meduna

                  If to DEI, to:

                           Dollar Express Investment, LLC
                           101 South Tryon Street, 40th Floor
                           Charlotte, NC 28280
                           Attention: Robert G. Calton III

                  with a copy to:

                           Kennedy, Covington, Lobdell & Hickman
                           100 North Tryon Street, Suite 4200
                           Charlotte, NC 28202
                           Attention: Warren P. Kean, Esquire

If the notice is sent by United States express mail or by overnight courier services, it shall be deemed to have been given to the Person entitled thereto one business day after deposited with the post office or the courier service for delivery to that Person or, in the case of a notice given by hand delivery, when received. Notice of any change in any such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

                  12.10. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  12.11. Binding Effect; Successors and Assigns. Nothing in this Agreement, express or implied, is intended, except as set forth herein, to confer upon any third party any rights, remedies, obligations or liabilities. No party can assign its interests herein to any third party, except that any entity comprising the Purchaser may assign its right to purchase up to 25% of its interest in the Company without the consent of the Company, Dollar Express or the Management Shareholders. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, and permitted successors and assigns agreeing to be bound by all and the terms and conditions of this Agreement.

                  12.12. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement with regard to the subject matter hereof and intended to be a complete and exclusive statement of the agreement and matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  12.13. Interpretation. Unless the context of this Agreement otherwise requires, (i) words of any gender include each gender and the neuter;
(ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the term "including" or similar words shall be construed as to refer to such matter without limitation thereof. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  12.14. Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of each of the parties hereto.

                  12.15. Counterparts. This Agreement may be executed, including by facsimile signature, in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first above written.


                                DE&S HOLDING CO.


                                By: /s/ Murray Spain
                                    --------------------------------------------
                                    Name:  Murray Spain
                                    Title: President

                                DOLLAR EXPRESS, INC.


                                By: /s/ Bernard Spain
                                    --------------------------------------------
                                    Name:  Bernard Spain
                                    Title: Chief Executive Officer


                                BERNARD SPAIN


                                /s/ Bernard Spain
                                ------------------------------------------------


                                MURRAY SPAIN


                                /s/ Murray Spain
                                ------------------------------------------------

                                GLOBAL PRIVATE EQUITY III LIMITED PARTNERSHIP
                                By: Advent International Limited Partnership,
                                    its General Partner

                                By: Advent International Corporation,
                                    its General Partner


                                By: /s/ David M. Mussafer
                                    --------------------------------------------
                                    Name:  David M. Mussafer
                                    Title: Senior Vice-President

                                ADVENT PGGM GLOBAL LIMITED PARTNERSHIP
                                By: Advent International Limited Partnership,
                                    its General Partner

                                By: Advent International Corporation,
                                    its General Partner


                                By: /s/ David M. Mussafer
                                    --------------------------------------------
                                    Name:  David M. Mussafer
                                    Title: Senior Vice-President


                                ADVENT PARTNERS GPE III LIMITED PARTNERSHIP
                                By: Advent International Corporation,
                                    General Partner


                                By: /s/ David M. Mussafer
                                    --------------------------------------------
                                    Name:  David M. Mussafer
                                    Title: Senior Vice-President


                                ADVENT PARTNERS (NA) GPE III LIMITED PARTNERSHIP
                                By: Advent International Corporation,
                                    General Partner


                                By: /s/ David M. Mussafer
                                    --------------------------------------------
                                    Name:  David M. Mussafer
                                    Title: Senior Vice-President


                                ADVENT PARTNERS LIMITED PARTNERSHIP
                                By: Advent International Corporation,
                                    General Partner


                                By: /s/ David M. Mussafer
                                    --------------------------------------------
                                    Name:  David M. Mussafer
                                    Title: Senior Vice-President

                                GUAYACAN PRIVATE EQUITY FUND
                                LIMITED PARTNERSHIP


                                By: /s/ David M. Mussafer
                                    --------------------------------------------
                                    Name:  David M. Mussafer
                                    Title: Senior Vice-President
                                           Advent International Corporation


                                DOLLAR EXPRESS INVESTMENT, LLC


                                By: /s/ Mark W. Mealy
                                    --------------------------------------------
                                    Name:  Mark W. Mealy
                                    Title: Manager, Dollar Express
                                             Investment, LLC

                                                                       EXHIBIT A

                             PROPORTION OF INTERESTS


Entity                                               Dollar Contribution       Interest %
------                                               -------------------       ----------
Global Private Equity III Limited Partnership           $28,210,000              80.600%
Advent PGGM Global Limited Partnership                  $ 4,323,000              12.351%
Advent Partners GPE III Limited Partnership             $   426,000               1.217%
Advent Partners Limited Partnership                     $   185,000               0.529%
Advent Partners (NA) GPE III Limited Partnership        $   126,000               0.360%
Guayacan Private Equity Fund Limited Partnership        $ 1,000,000               2.857%
Dollar Express Investment, LLC                          $   730,000               2.086%


                                                                       EXHIBIT B

                              DESIGNATION STATEMENT

                                                                       EXHIBIT C

                         FORM OF LIQUIDITY EVENT WARRANT

                                                                       EXHIBIT D

                    FORM OF OPINION OF THE COMPANY'S COUNSEL

                                                                       EXHIBIT E

                       FORM OF INVESTORS RIGHTS AGREEMENT

                                                                       EXHIBIT F

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT G

                          FORM OF EMPLOYMENT AGREEMENTS

                                                                       EXHIBIT H

               FORM OF AMENDED AND RESTATED BYLAWS OF THE COMPANY

                                                                       EXHIBIT I

              FORM OF AMENDED AND RESTATED BYLAWS OF DOLLAR EXPRESS

                                                                       EXHIBIT J

                 FORM OF AMENDED AND RESTATED STOCK OPTION PLAN